AGREEMENT AND PLAN OF REORGANIZATION

                             DATED AS OF MAY 7, 1998

                                      AMONG

                        INTEGRATED HEALTH SERVICES, INC.,
                          IHS ACQUISITION NO. 37, INC.

                                       AND

                      AMERICAN MOBILE HEALTH SYSTEMS, INC.

                                       AND

                                  PETER HANSON

                                       AND

                                    SOL LEWIN

                          -----------------------------




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                                TABLE OF CONTENTS
                                -----------------

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                                                                               PAGE

ARTICLE I: MERGER................................................................1
    1.1    Merger................................................................1
    1.2    Taking of Necessary Action............................................1

ARTICLE II: CONVERSION...........................................................2
    2.1    Conversion of Stock...................................................2
    2.2    Adjustments to the Merger Consideration...............................2
    2.3    Escrow................................................................4
    2.4    Assets................................................................5
    2.5    Liabilities...........................................................5
    2.6    Employees.............................................................7

ARTICLE III: IHS STOCK...........................................................7
    3.1    IHS Stock.............................................................7

ARTICLE IV: THE CLOSING.........................................................12
    4.1    Time and Place of Closing............................................12
    4.2    Filings at Closing...................................................12
    4.3    Effective Time.......................................................12

ARTICLE V: REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND THE
    COMPANY.....................................................................12
    5.1    Organization and Standing of the Company.............................12
    5.2    Absence of Conflicting Agreements....................................13
    5.3    Consents.............................................................13
    5.4    Company Stock........................................................13
    5.5    Assets...............................................................13
    5.6    Trademarks...........................................................14
    5.7    Contracts............................................................14
    5.8    Financial Statements.................................................15
    5.9    Material Changes.....................................................16
    5.10   Licenses; Permits....................................................16
    5.11   Title, Condition of Personal Property................................16
    5.12   Legal Proceedings....................................................17
    5.13   Employees............................................................18
    5.14   Collective Bargaining, Labor Contracts, Employment Practices, Etc....18
    5.15   ERISA................................................................19
    5.16   Insurance and Surety Agreements......................................19
    5.17   Relationships........................................................19
    5.18   Absence of Certain Events............................................20
    5.19   Compliance with Laws.................................................21
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
    5.20   Finders..............................................................22
    5.21   Tax Returns..........................................................22
    5.22   Encumbrances Created by this Agreement...............................23
    5.23   Subsidiaries and Joint Ventures......................................23
    5.24   No Untrue Statement..................................................23
    5.25   Reimbursement Matters................................................23
    5.26   Medicare/Medicaid Participation......................................23
    5.27   Leasehold Interests..................................................23
    5.28   Power and Authority..................................................24
    5.29   Binding Effect.......................................................24
    5.30   Questionnaires.......................................................24
    5.31   Questionable Payments................................................24
    5.32   Customers............................................................24
    5.33   Fee Schedules and Reimbursement......................................24
    5.34   Complete Disclosure..................................................24
    5.35   Books of Account; Records............................................25

ARTICLE VI: REPRESENTATIONS AND WARRANTIES OF SELLERS ..........................25
    6.1    Authority............................................................25
    6.2    Binding Effect.......................................................25
    6.3    Absence of Conflicting Agreements....................................25
    6.4    Consents.............................................................25
    6.5    Ownership of Company Stock...........................................26

ARTICLE VII: REPRESENTATIONS AND WARRANTIES OF BUYER AND NEWCO .................26
    7.1    Organization and Standing............................................26
    7.2    Power and Authority..................................................26
    7.3    Binding Agreement....................................................26
    7.4    Absence of Conflicting Agreements....................................26
    7.5    Consents.............................................................27
    7.6    Securities and Exchange Commission Filings...........................27
    7.7    Capital Stock........................................................27

ARTICLE VIII:  INFORMATION AND RECORDS CONCERNING THE COMPANY AND
    ITS SUBSIDIARIES............................................................27
    8.1    Access to Information and Records before Closing.....................27

ARTICLE IX:  OBLIGATIONS OF THE PARTIES UNTIL CLOSING...........................28
    9.1    Conduct of Business Pending Closing..................................28
    9.2    Negative Covenants of the Company and its Subsidiaries...............28
    9.3    Affirmative Covenants................................................28
    9.4    Pursuit of Consents and Approvals....................................29
    9.5    Exclusivity..........................................................30
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
ARTICLE X: CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS..........................30
    10.1   Representations and Warranties.......................................30
    10.2   Performance of Covenants.............................................30
    10.3   Delivery of Closing Certificate......................................30
    10.4   Opinion of Counsel...................................................30
    10.5   Legal Matters........................................................30
    10.6   Authorization Documents..............................................30
    10.7   Material Change......................................................31
    10.8   Approvals............................................................31
    10.9   Consents.............................................................31
    10.10  Undertaking..........................................................31
    10.11  Real Property Consents...............................................31
    10.12  Company's Subsidiaries and Options...................................31
    10.13  Board and Lender Approvals...........................................31
    10.14  Consulting Agreements................................................32
    10.15  Employment Agreement.................................................32
    10.16  Termination of Non-Retained Agreements...............................32
    10.17  Escrow Agreement.....................................................32
    10.18  Stock Certificates...................................................32
    10.19  Dissenter's Rights...................................................32
    10.20  Insurance............................................................32
    10.21  Certificate of Status................................................32
    10.22  Procedure and Customer Volume Summary................................32
    10.23  Other Documents......................................................32

ARTICLE XI: CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS........................33
    11.1   Representations and Warranties.......................................33
    11.2   Performance of Covenants.............................................33
    11.3   Delivery of Closing Certificate......................................33
    11.4   Opinion of Counsel...................................................33
    11.5   Legal Matters........................................................33
    11.6   Authorization Documents..............................................33
    11.7   Consulting Agreements................................................33
    11.8   Employment Agreement.................................................33
    11.9   Escrow Agreement.....................................................33
    11.10  Other Documents......................................................34

ARTICLE XII: SURVIVAL AND INDEMNIFICATION.......................................34
    12.1   Survival of Representations and Warranties...........................34
    12.2   Indemnification by Shareholders......................................34
    12.3   Indemnification by Buyer.............................................35
    12.4   Indemnity Cap........................................................35
    12.5   Control of Defense of Indemnifiable Claims...........................35
    12.6   Restrictions.........................................................36
    12.7   Records..............................................................37
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
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    12.8   Dissenters' Rights...................................................37
    12.9   Closing Date Balance Sheet...........................................37

ARTICLE XIII: TERMINATION.......................................................37
    13.1   Termination..........................................................37
    13.2   Effect of Termination................................................38

ARTICLE XIV: CASUALTY, RISK OF LOSS.............................................38
    14.1   Casualty, Risk of Loss...............................................38

ARTICLE XV: MISCELLANEOUS.......................................................38
    15.1   Costs and Expenses...................................................38
    15.2   Performance..........................................................39
    15.3   Benefit and Assignment...............................................39
    15.4   Effect and Construction of this Agreement............................39
    15.5   Cooperation - Further Assistance.....................................39
    15.6   Notices..............................................................39
    15.7   Waiver, Discharge, Etc...............................................40
    15.8   Rights of Persons Not Parties........................................40
    15.9   Governing Law........................................................41
    15.10  Amendments, Supplements, Etc.........................................41
    15.11  Severability.........................................................41
    15.12  Counterparts.........................................................41
    15.13  Arbitration..........................................................41
    15.14  Public Announcements.................................................41
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                              SCHEDULES & EXHIBITS
                              --------------------

Schedule 2.1(b)          -       Allocation among Shareholders
Schedule 2.5             -       Seller Liabilities
Schedule 5.3             -       Consent List of Sellers
Schedule 5.4             -       Company Stock
Schedule 5.5             -       Liens on Assets
Schedule 5.6             -       Trademarks
Schedule 5.7             -       Contracts
Schedule 5.8(a)          -       Unaudited Financial Statements
Schedule 5.8(b)          -       Interim Financial Statements
Schedule 5.8(c)          -       Material Liabilities
Schedule 5.9             -       Material Changes
Schedule 5.10            -       Licenses, Permits
Schedule 5.11(a)         -       Liens on Personal Property
Schedule 5.11(b)         -       Leases of Personal Property
Schedule 5.12            -       Legal Proceedings
Schedule 5.13            -       Employees
Schedule 5.14            -       Collective Bargaining, etc.
Schedule 5.15(b)         -       Employee Benefit Plans
Schedule 5.15(c)         -       Employees on Leave of Absence
Schedule 5.16            -       Insurance and Surety Agreements
Schedule 5.17            -       Relationships
Schedule 5.18            -       Absence of Certain Events
Schedule 5.19            -       Compliance with Laws
Schedule 5.21            -       Tax Returns
Schedule 5.23            -       Subsidiaries, Joint Ventures, etc.
Schedule 5.25            -       Reimbursement Matters
Schedule 5.27            -       Leasehold Interests
Schedule 5.32            -       Customers
Schedule 5.33            -       Fee Schedules and Reimbursement


                -       Plan of Merger
Exhibit 2.3              -       Escrow Agreement
Exhibit 5.30             -       Questionnaire
Exhibit 10.4             -       Opinion of Shareholders' Counsel
Exhibit 10.10            -       Undertaking
Exhibit 10.14            -       Consulting Agreements
Exhibit 10.15            -       Employment Agreement
Exhibit 11.4             -       Opinion of Buyer's Counsel




                                       (v)



                           --------------------------

                      AGREEMENT AND PLAN OF REORGANIZATION

                           --------------------------


               This Agreement and Plan of Reorganization (the "Agreement") is made as of the 7th day of May, 1998, among INTEGRATED HEALTH SERVICES, INC., a Delaware corporation ("Buyer"), IHS ACQUISITION NO. 37, INC., a Wisconsin corporation ("Newco"), PETER HANSON and SOL LEWIN (collectively, the "Sellers" or "Shareholders" and individually, a "Seller" or "Shareholder") and AMERICAN MOBILE HEALTH SYSTEMS, INC. a Wisconsin corporation ("Company").

               WHEREAS, Newco is a subsidiary of Buyer; and

               WHEREAS, the Company is in the business of providing mobile x-ray, EKG, ultrasound, holter monitor, vision and audiology services and other fixed site examinations; and

               WHEREAS, the Sellers are the owners or holders of all of the issued and outstanding shares of the capital stock of the Company ("Company Stock"); and

               WHEREAS, the Shareholders and the Boards of Directors of Buyer, Newco, and the Company deem it advisable to merge Newco with and into the Company (the "Merger") pursuant to the Agreement and the Plan of Merger annexed as Exhibit A hereto (the "Plan of Merger"); and

               WHEREAS, pursuant to the Merger, all shares of Company Stock will be converted into the right to receive the Merger Consideration (as defined in Section 2.1(a) of this Agreement).

               NOW, THEREFORE, Sellers, Buyer, Newco and the Company intending to be legally bound, agree as follows:

                                ARTICLE I: MERGER

               1.1 MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time of Merger (as defined in Article IV, below), Newco shall be merged with and into the Company and the separate existence of Newco shall cease.

               1.2 TAKING OF NECESSARY ACTION. Prior to and after the Effective Time of Merger, subject to the provisions of this Agreement, each of the Shareholders, Buyer, Newco, and the Company shall take all such action as may be necessary or appropriate in order to effect the Merger as contemplated hereunder. In case at any time after the Effective Time of Merger any further action is necessary to carry out the purposes of this Agreement and to vest Buyer with full title to Company Stock, the parties shall take all such necessary action.

                             ARTICLE II: CONVERSION

               2.1 CONVERSION OF STOCK. At the Effective Time of Merger:

                   (A) The shares of Company Stock which are issued and outstanding immediately prior to the Effective Time of Merger shall, without any action by the holder thereof, be converted into the right to receive that number of shares of the common stock, par value $.001, of Buyer ("IHS Stock") determined as of the Closing Date in accordance with Section 3.1(a) as shall have an aggregate value, subject to adjustment pursuant to Section 2.2 hereof, of TWO MILLION EIGHT HUNDRED THOUSAND AND 00/100 ($2,800,000.00) DOLLARS (the "Merger Consideration"). Each of the Shareholders whose shares are converted into the Merger Consideration shall receive a portion of the Merger Consideration as shall be equal to the aggregate Merger Consideration multiplied by a fraction, the numerator of which is the number of shares of Company Stock owned by such Shareholder immediately prior to the Effective Time of Merger, and the denominator of which is the total number of shares of Company Stock that are issued and outstanding immediately prior to the Effective Time of Merger.

                   (B) Each share of Newco common stock outstanding immediately prior to the Effective Time of Merger, shall be converted into one share of common stock of the Company.

                   (C) At the Effective Time of Merger, each holder of a certificate theretofore evidencing outstanding shares of Company Stock, upon surrender of such certificate, shall be entitled to receive in exchange therefor his proportionate share of the Merger Consideration, calculated pursuant to
Section 2.1(a) above, represented by the certificate or certificates so surrendered. Until so surrendered, each such outstanding certificate which, prior to the Effective Time of Merger, represented shares of Company Stock, will be deemed to evidence the right to receive the proportionate share of Merger Consideration represented by such certificate or certificates. Upon the surrender of such certificates, they shall be duly canceled.

                   (D) Immediately after the Effective Time of Merger, Buyer, as the sole shareholder of Newco, upon surrender of stock certificate(s) evidencing outstanding shares of Newco, shall be entitled to receive in exchange therefor a certificate representing the shares of Company Stock, calculated on a one-to-one basis. Until so surrendered, each such certificate which, prior to the Effective Time of Merger, represented the outstanding shares of Newco stock will be deemed to evidence such shares of Company Stock. Upon the surrender of such certificate(s), they shall be duly canceled.

               2.2  ADJUSTMENTS TO THE MERGER CONSIDERATION.

                   (A) (I) For purposes of this Section 2.2, the "Threshold Amount" shall mean the amount of the Advanced Tech Liability (as defined in Section 2.5, below) plus the amount of the Vehicle Lease Liability (as defined in Section 2.5, below) plus $975,000, and the "Closing Date Receivables" shall mean the amount of the Company's outstanding accounts receivable on the Closing Date.



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                       (II) If the amount of the Closing Date  Receivables  that
is actually collected on or prior to the first anniversary of the Closing Date shall be less than the Threshold Amount, then the amount of the Merger Consideration shall be reduced by such deficiency and the Escrowee shall deliver over to Buyer in cash or shares of IHS Stock valued in accordance with Section 3.1(a), below, or in any combination thereof, an amount equal to such deficiency, subject to the dispute resolution mechanism set forth in Section 2.2(c), below. In the event the deficiency exceeds the Escrow Deposit held by Escrowee, the Shareholders shall refund to Buyer the amount of such deficiency, in the discretion of Shareholders, in cash or shares of IHS Stock valued in accordance with Section 3.1(a), below, or in any combination thereof.

                  (B) RELEASE OF ESCROW. For purposes hereof, "Excess Receivables Amount" shall mean the amount by which the amount of Closing Date Receivables exceeds the amount of the Advanced Tech Liability plus the amount of the Vehicle Lease Liability. During the twelve (12) month period following the Closing Date, the Escrow Deposit shall be reduced according to the following schedule:

                       (I) After the collection of twenty (20%) percent of the Excess Receivables Amount, a portion of the Escrow Deposit (whether in the form of unregistered or registered IHS Stock, cash or Permitted Investments (as defined in Section 2.3, below), or in any combination thereof, in the discretion of Shareholders) in an amount equal to $100,000 shall be released to the Shareholders;

                       (II) After the collection of forty (40%) percent of the Excess Receivables Amount, a portion of the Escrow Deposit (whether in the form of unregistered or registered IHS Stock, cash or Permitted Investments, or in any combination thereof, in the discretion of Shareholders) in an additional amount equal to $100,000 shall be released to the Shareholders;

                       (III) After the collection of sixty (60%) percent of the Excess Receivables Amount, a portion of the Escrow Deposit (whether in the form of unregistered or registered IHS Stock, cash or Permitted Investments, or in any combination thereof, in the discretion of Shareholders) in an additional amount equal to $100,000 shall be released to the Shareholders; and

                       (IV) After the collection of eighty (80%) percent of the Excess Receivables Amount, a portion of the Escrow Deposit (whether in the form of unregistered or registered IHS Stock, cash or Permitted Investments, or in any combination thereof, in the discretion of Shareholders) in an additional amount equal to $100,000 shall be released to the Shareholders.

                  (C) DISPUTE RESOLUTION. If there shall be any dispute regarding the calculation of the adjustments to the Merger Consideration, then such dispute shall be submitted to an independent "big six" public accounting firm mutually agreeable to Buyer and Sellers, which public accounting firm shall resolve any and all disputes with respect to the adjustments to the Merger Consideration or prepaid expense calculation set forth in Schedule 2.4. If Buyer and Sellers are unable to agree upon an independent "big six" public accounting firm to be selected to resolve the dispute, each party shall name one firm and the two firms so named shall choose a third



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independent  "big six" public  accounting  firm which shall resolve the dispute.
Such determination shall be made within sixty (60) days after the dispute is submitted to the independent "big six" public accounting firm in accordance with the terms of this section and shall be final and binding upon Buyer and Sellers in the absence of manifest error. The party against whom the independent "big six" public accounting firm shall rule shall pay the costs and expenses of the independent "big six" public accounting firm in connection therewith.

              2.3 ESCROW.

                  (A) At the Closing, pursuant to an Escrow Agreement to be entered into by the parties substantially in the form and substance of Exhibit 2.3, a portion of the IHS Stock included in the Merger Consideration as shall be equal in value to FIVE HUNDRED THOUSAND ($500,000.00) DOLLARS (the "Escrow Deposit") based upon the valuation described in Section 3.1(a), below, shall be delivered by Buyer, on behalf of the Shareholders, to CoreStates Bank, N.A. as escrow agent (the "Escrowee"). The Escrow Deposit shall be held and disbursed by the Escrowee in accordance with the following:

                       (I) In the event that the Shareholders become obligated to remit IHS Stock back to Buyer pursuant to the post-Closing adjustments set forth in Section 2.2, the Escrowee shall release to Buyer that portion of the Escrow Deposit as shall have a value equal to the amount by which the Merger Consideration is so reduced.

                       (II) In the event that the Buyer becomes entitled to indemnification pursuant to Section 12.2, the Escrowee shall release to Buyer that portion of the Escrow Deposit as shall be equal in value to such indemnification.

                       (III) If no claim for indemnification on the part of Buyer remains outstanding upon the expiration of one (1) year following the Closing Date, any remaining Escrow Deposit (less any amounts offset for claims pursuant to Section 2.3(a)(i) and (ii) or any amounts previously released pursuant to Section 2.3(c)) shall be released to the Shareholders.

                       (IV) If any claim for indemnification on the part of Buyer does remain outstanding upon the expiration of one (1) year following the Closing Date, then any Escrow Deposit (less any amounts offset for claims pursuant to Section 2.3(a)(i) and (ii) or any amounts previously released pursuant to Section 2.3(c)) (including all accrued interest thereon) remaining (after resolution of the outstanding claim and payment in respect thereof, if any is owing, shall be made), shall be released to the Shareholders no later than thirty (30) business days after resolution of such claim.

                       (V) The value of any IHS Stock to be distributed to Buyer from the Escrow Deposit shall be calculated based upon the average closing NYSE price of such stock for its thirty (30) business day period immediately preceding the date of such distribution.



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



                  (B) The terms of the Escrow Agreement shall permit the escrowed IHS Stock comprising the Escrow Deposit to be sold (subject to applicable securities laws and Section 3.1(e), below) and reinvested in investments to be approved by Buyer and Shareholders from Buyer's pre-approved list of investments (the "Permitted Investments") as specified in the Escrow Agreement. The Shareholders shall be entitled to receive, if and when paid, any cash dividends paid in respect of IHS Stock included in the Escrow Deposit.

                  (C) The costs, fees and expenses of the Escrowee shall be borne equally by Buyer, on the one hand, and the Shareholders, on the other hand.

             2.4 ASSETS. As of the Closing Date, the consolidated assets of the Company (the "Assets") will include its ownership interests in all of its current operating subsidiaries, as well as all of the tangible and intangible assets necessary to operate the business of the Company and its subsidiaries as presently constituted, including, without limitation, all contract rights, leasehold interests, fixed and moveable equipment, vehicles, furnishings, tangible personal property, inventory and supplies (other than inventory, supplies, and other assets disposed of in the ordinary course of business, consistent with prior practice), goodwill, trade names, trademarks, all patient records, books and files, Medicare and Medicaid provider agreements and numbers, IPL or IDTF provider numbers, provider agreements with third party payors, telephone numbers, and to the extent permitted by law, all permits, licenses and other governmental approvals. The Assets of the Company as of the Closing Date shall also include accounts receivable, and prepaid expenses. Prepaid expenses shall include, but are not limited to, office rent and insurance premiums will be prorated and credited to the Sellers within ninety (90) days after Closing. Notwithstanding the foregoing, except as provided in Section 2.5(b), below, the Assets shall not include, and the Shareholders shall be entitled to retain and distribute from the Company, the Company's cash on or prior to Closing, whether on hand or in marketable securities, the two personal computers currently located at the homes of the Shareholders, the two cellular telephones currently used by the Shareholders, and the Canon video camera.

               2.5 LIABILITIES.

                  (A) As of the Closing Date, the Company will not have any liabilities (including the Marshall & Ilsley Bank note payable which shall be paid off prior to or at Closing), other than the Advanced Tech long-term liability (the "Advanced Tech Liability"), the unpaid portion attributable to post-Closing matters of items to be prorated as of the Closing Date, post-Closing liabilities arising under vehicle lease (the "Vehicle Lease Liability"), and the post-Closing liabilities which arise under those certain contracts (the "Retained Contracts"), specifically retained by Buyer, with respect to, and only with respect to, services to be rendered or goods to be supplied to or benefits to be conferred upon Buyer solely after the Closing Date (collectively, the "Retained Liabilities"). Liabilities and obligations under such Retained Contracts that have accrued, or the performance of which is due, on or prior to the Closing, all liabilities and obligations under all other Contracts (as defined below) with respect to any period on or prior to the Closing Date or which are in payment or consideration for any excluded assets, and any other claim, lawsuit, liability, obligation or debt of any kind or nature whatsoever, whether absolute, accrued, due, direct or indirect, contingent or liquidated, matured or unmatured, joint or several, whether or not for a sum



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certain,  whether for the payment of money or for the  performance or observance of any obligation or condition, and whether or not of a type which would be reflected as a liability on a balance sheet in accordance with GAAP, in each case, arising out of any acts, omissions, facts, circumstances or matters that occur on or prior to the Closing Date ("Seller Liabilities"), including, without limitation, (i) any state or federal income tax on income earned with respect to any matters that occur on or prior to the Closing; (ii) malpractice claims asserted by patients or any other tort claims asserted, claims for breach of contract, or any claims of any kind asserted by patients, former patients, employees or any other party that are based on acts or omissions occurring on or before the Closing Date to the extent not covered by insurance; (iii) amounts due or that may become due to Medicare or Medicaid or any other health care reimbursement or payment intermediary or any carrier, nursing home or other facility, or other third party payor on account of Medicare cost report adjustments or other payment adjustments attributable to any period on or prior to the Closing Date, or any other form of Medicare or other health care reimbursement recapture, adjustment or overpayment whatsoever, including fines and penalties, with respect to any period on or prior to the Closing Date ("Excess Reimbursement Liabilities"); (iv) any accounts payable or employment or other taxes, with respect to any period on or prior to the Closing Date; (v) accrued but unpaid compensation or other benefits to any of the Company's or its subsidiaries' employees, agents, consultants or advisers with respect to any period on or prior to the Closing Date, including accrued vacation; and (vi) and any undisclosed liability of the Company, shall, in each case, remain the sole responsibility of the Sellers and shall be paid or performed on or prior to the Closing Date. To the best of Sellers' knowledge, after diligent inquiry the Seller Liabilities are as set forth on Schedule 2.5.

                  (B) At the Closing, any cash then held by the Company and not distributed to Sellers shall be used by the Company to pay liabilities of the Company that otherwise would constitute Seller Liabilities (the "Retained Sellers' Liabilities"). The Company shall retain a minimum amount of $220,000 in cash at Closing. Any of such cash retained at the Closing that is not so applied to satisfy the Retained Sellers' Liabilities shall be paid to the Sellers on the date that is one hundred eighty (180) days following the date hereof.

                  (C) Buyer shall be responsible for any and all liabilities of the Company, including liabilities, obligations or debts of any kind or nature whatsoever, whether absolute, accrued, direct or indirect, contingent or liquidated, matured or unmatured, joint or several, whether or not for sum certain, whether for the payment of money or the performance or observation of any obligation or condition, in each case, arising out of acts, omissions, facts or circumstances attributable to services provided after the Closing , including, without limitation, (i) any state or federal income taxes on income earned with respect to services provided after the Closing Date or by reason of the change of accounting method of the Company or any other tax or accounting election, strategy or actions of the Buyer after the Closing; (ii) malpractice claims asserted by patients or any other tort claims asserted, claims for breach of contract, or any claims of any kind asserted by patients, former patients, employees or any other party that are based on acts or omissions attributable to services provided after the Closing Date to the extent not covered by insurance;
(iii) amounts due or that may become due to Medicare or Medicaid or any other health care reimbursement or payment intermediary or any carrier, nursing home or other facility, or other third party payor on account of Medicare cost report adjustments or other payment adjustments attributable to services provided after the Closing Date, or any other form of Medicare or other health care reimbursement recapture, adjustment or overpayment whatsoever, including fines and penalties, attributable to services provided after the Closing Date; and (iv) any accounts payable or employment or other taxes attributable to any period after the Closing Date.

             2.6 EMPLOYEES. Except as set forth below, it is expressly understood and agreed that Newco's merger with and into the Company does not involve any undertaking on the part of Buyer or Newco to retain any of the employees of the Company, including the Shareholders, although Buyer shall have the right to offer employment to any such employees, including the Shareholders. Prior to the Closing Date, the Company shall be obligated to pay any severance, benefits, costs or liabilities arising out of the termination by the Company of any of its employees, including the Shareholders. Prior to the Closing Date, the Company shall be obligated to pay any benefits, costs, or liabilities incurred or accrued prior to the Closing Date with respect to each employee, including the Shareholders hired as consultants by IHS.

                             ARTICLE III: IHS STOCK

             3.1 IHS STOCK. The entire Merger Consideration equal to TWO MILLION EIGHT HUNDRED THOUSAND ($2,800,000.00) DOLLARS shall be payable by means of the delivery to the Shareholders of newly issued shares of the Common Stock, par value $.001, of Buyer in accordance with the following:

                  (A) SHARE VALUE. The number of shares of IHS Stock issuable at Closing (the "Closing Date Share Count") pursuant to Section 2.1(b) shall be calculated based upon a price per share of such stock equal to the average closing NYSE price of such stock for the thirty (30) trading day period immediately preceding the date which is two (2) trading days before the Closing Date.

                  (B) REGISTRATION RIGHTS. Buyer will use its best efforts to cause to be prepared, filed and declared effective by the Securities and Exchange Commission (the "Commission") within one hundred twenty (120) days following the Closing Date (the "REQUIRED EFFECTIVE DATE"), a registration statement for the registration under the Securities Act of 1933 (the "Securities Act") of the IHS Stock issued to Shareholders pursuant to this Agreement, including the shares issuable under Section 3.1(c) in respect of any re-calculation of the Closing Date Share Count (the "MERGER SHARES"), and Buyer shall maintain the effectiveness of such registration statement for a period of one (1) year following the date on which it becomes effective (the "Registration Date"), or until no Shareholder shall own any of the IHS Stock issued pursuant to this Agreement, whichever shall occur first, in each case except to the extent that an exemption from registration is available and counsel to Buyer provides a legal opinion to the Shareholders indicating the specific exemption available (the "REGISTRATION PERIOD").

                  (C) SHARE ADJUSTMENT. Upon registration of the IHS Stock as provided above, the number of shares deliverable as part of the Merger Consideration under Section 2.1(a) hereof shall be re-calculated based upon the average closing NYSE price of IHS Stock for the 30- trading day period immediately preceding the Registration Date. If the number of shares as recalculated under this subsection (the "Adjusted Share Count") exceeds the Closing Date Share

Count, the Buyer promptly shall deliver over to the Shareholders an additional number of shares of IHS Stock as shall be equal to the amount of such excess, and such additional shares shall be included in the aforementioned registration statement by means of a post-effective amendment thereto. If the Closing Date Share Count exceeds the Adjusted Share Count, the Shareholders promptly will return to the Buyer that number of shares of IHS Stock as shall be equal to such excess.

                  (D) REGISTRATION EXPENSES. Shareholders shall not be responsible for, and Buyer shall bear, all of the reasonable expenses related to such registration including, without limitation, the fees and expenses of Buyer's counsel and accountants, all of its other costs, fees and expenses incident to the preparation, printing, registration and filing under the Securities Act of the registration statement and all amendments and supplements thereto, the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, dealers and other purchasers of IHS Stock and the costs and expenses (including fees and disbursements of its counsel) incurred in connection with the qualification of IHS Stock under the Blue Sky laws of various jurisdictions. Buyer, however, shall not be required to pay underwriter's or brokerage discounts, commissions or expenses, or to pay any costs and expenses in excess in the aggregate of $20,000 for Blue Sky qualifications of such Shareholder's (and any transfee's) IHS Stock, or to pay any costs or expenses arising out of Shareholder's or any transferee's failure to comply with its obligations under this Article III.

                  (E) RESALE LIMITATIONS. All resales of IHS Stock issued pursuant to this Agreement shall be effected solely through Salomon Smith Barney Inc., as broker, and sales by the Shareholders and, if any, their transferees of such shares, shall not at any time, in the aggregate, exceed Fifty Thousand (50,000) shares during any thirty (30) trading day period.

                  (F) REGISTRATION PROCEDURES, ETC. In connection with the registration rights granted to the Shareholders with respect to the IHS Stock as provided in this Section 3.1, Buyer covenants and agrees as follows:

                       (I) At Buyer's expense, Buyer will keep the registration and qualification under this Section 3.1 effective (and in compliance with the Securities Act) by such action as may be necessary or appropriate for the entire Registration Period. Buyer will immediately notify the Shareholders, at any time when a prospectus relating to a registration statement under this Section 3.1 is required to be delivered under the Securities Act, of the happening of any event known to Buyer as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

                       (II) Buyer shall furnish the Shareholders with such number of prospectuses as shall reasonably be requested.

                       (III) Buyer shall take all necessary action which may be required in qualifying or registering IHS Stock included in a registration statement for offering and sale under the securities or Blue Sky laws of such states as reasonably are requested by the Shareholders, provided that Buyer shall not be obligated to qualify as a foreign corporation or dealer to do business under the laws of any such jurisdiction.

                       (IV) The information included or incorporated by reference in the registration statement filed pursuant to this Section 3.1 will not, at the time any such registration statement becomes effective, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein as necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier filing of such registration statement or any amendments thereto. The registration statement will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. Buyer shall prepare and file with the Commission such amendments (including post-effective amendments) and supplements to the registration statement and the prospectus used in connection with the registration statement as may be necessary to keep the registration statement effective at all times during the Registration Period and, during such period, shall comply with the provisions of the Securities Act applicable to Buyer with respect to the disposition of all IHS Stock covered by the registration statement until such time as all of such stock has been disposed of in accordance with the intended methods of disposition by the Sellers thereof as set forth in the registration statement. Buyer shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of the registration statement and, if such an order is issued, shall use its best efforts to obtain the withdrawal of such order at the earliest possible time and to notify each Shareholder of the issuance of such order and the resolution thereof. Buyer shall indemnify the Shareholders of IHS Stock to be sold pursuant to the registration statement, their successors and assigns, and each person, if any, who controls such Shareholders within the meaning of ss.15 of the Securities Act or ss.20(a) of the Securities Exchange Act of 1934 ("Exchange Act"), against all loss, claim, damage expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or any other statute, common law or otherwise, or actions or proceedings whether commenced or threatened arising out of or based upon: (a) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or amendments thereto executed by Buyer or based upon written information furnished by Buyer filed in any jurisdiction in order to qualify IHS Stock under the securities laws thereof or filed with the Commission, any state securities commission or agency, NYSE or any securities exchange; (b) the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements contained therein not misleading; or (c) any violation or alleged violation by Buyer of the Securities Act, Exchange Act or any state securities law or any rule or regulation; unless and only to the extent such statement or omission was made in reliance upon and in conformity with written information furnished to Buyer by any of the Shareholders expressly for use in such registration statement, any amendment or supplement thereto or any application, as the case may be. If any action is brought against the Shareholders or any controlling person of the Shareholders in respect of which indemnity may be sought against Buyer pursuant to this subsection 3.1(f)(iv), the Shareholders or such controlling person shall within thirty (30) days after the receipt thereby of a summons or complaint, notify Buyer in writing of the institution of such action and Buyer shall assume the defense of such actions, including the employment and payment of fees and expenses of counsel (reasonably satisfactory to the Shareholders or such controlling person). The Shareholders or such controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Shareholders or such controlling person unless (A) the employment of such counsel shall have been authorized in writing by Buyer in connection with the defense of such action, or (B) Buyer shall not have employed counsel to have charge of the defense of such action, or (C) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to Buyer (in which case, Buyer shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the fees and expenses of not more than one additional firm of attorneys for the Shareholders and/or such controlling person shall be borne by Buyer. Buyer agrees promptly to notify the Shareholders of the commencement of any litigation or proceedings against Buyer or any of its officers, directors or controlling persons in connection with the resale of IHS Stock or in connection with such registration statement.

                       (V) The Shareholders of IHS Stock to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify Buyer, its officers and directors and each person, if any, who controls Buyer within the meaning of ss.15 of the Securities Act or ss.20(a) of the Exchange Act against all loss, claim, damage, or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Securities Act, the Exchange Act or any other statute, common law or otherwise, arising solely from information furnished by or on behalf of such Shareholders, or their successors or assigns in writing for specific inclusion in such registration statement.

                  (G) NOTICE OF SALE. If the Shareholders desire to transfer all or any portion of IHS Stock, the Shareholders will deliver written notice to
Buyer, describing in reasonable detail their intention to effect the transfer and the manner of the proposed transfer. If the transfer is to be pursuant to an effective registration statement as provided herein, the Shareholders will sell the IHS Stock in compliance with the method of distribution disclosed therein and discontinue any offers and sales thereunder upon notice from Buyer that the registration statement relating to the IHS Stock being transferred is not "current" until Buyer gives further notice that offers and sales may be recommenced. In the event of any such notice from Buyer, Buyer agrees to file expeditiously such amendments to the registration statement as may be necessary to bring it current during the period specified in Section 3.1(b) and to give prompt notice to the Shareholders when the registration statement has again become current. If the Shareholders deliver to Buyer an opinion of counsel reasonably acceptable to Buyer and its counsel and to the effect that the proposed transfer of IHS Stock may be made without registration under the Securities Act, the Shareholders will be entitled to transfer IHS Stock in accordance with the terms of the notice and opinion of their counsel.

                  (H) FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Buyer to take any action pursuant to this Article III that the Shareholders shall furnish to the Buyer such information regarding themselves, the IHS Stock held by them, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of their IHS Stock. In that connection, each transferee of any Shareholder shall be required to represent to the Buyer that all such information which is given is both complete and accurate in all material respects. Such Shareholders shall deliver to the Buyer a statement in writing from the beneficial owners of such securities that they bona fide intend to sell, transfer or otherwise dispose of such securities. Each transferee will, severally, promptly notify Buyer at any time when a prospectus relating to a registration statement covering such transferee's shares under this Section 3.1 is required to be delivered under the Securities Act, of the happening of any event known to such transferee as a result of which information regarding the transferee in the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the statements as then existing.

                  (I) INVESTMENT REPRESENTATIONS. All shares of IHS Stock to be issued hereunder will be newly issued shares of Buyer. The Shareholders represent and warrant to Buyer that the IHS Stock being issued hereunder is being acquired, and will be acquired, by the Shareholders for investment for their own accounts and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act or the applicable state securities law except in compliance with the provisions of this Article III; the Shareholders acknowledge that the IHS Stock constitutes restricted securities under Rule 144 promulgated by the Commission pursuant to the Securities Act, and accordingly the resale of the IHS Stock will be restricted, and the Shareholders agree that no shares of IHS Stock may be sold, transferred, assigned, pledged or otherwise disposed of except pursuant to an effective registration statement or an exemption from registration under the Securities Act, the rules and regulations thereunder, and under all applicable state securities laws. The Shareholders have the knowledge and experience in financial and business matters, are capable of evaluating the merits and risks of the investment, and are able to bear the economic risk of such investment. The Shareholders have had the opportunity to make inquiries of and obtain from representatives and employees of Buyer such other information about Buyer as it deems necessary in connection with such investment.

                  (J) LEGEND. It is understood that, prior to sale of any shares of IHS Stock pursuant to an effective registration pursuant to subsection (b) above, the certificates evidencing such shares of IHS Stock shall bear the following (or a similar) legend (in addition to any legends which may be required in the reasonable opinion of Buyer's counsel by the applicable securities laws of any state), and upon sale of such shares pursuant to such an effective registration, new certificates shall be issued for the shares sold without such legends except as otherwise required by law:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF THE COMPANY'S COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

                  (K) CERTAIN TRANSFEREES. Prior to the effective date of registration of the IHS Stock, no transferee shall transfer any shares of IHS Stock to any person or entity unless such transferee shall have agreed in writing to be bound by the provisions applicable to the Shareholders under this
Article III.

                             ARTICLE IV: THE CLOSING

             4.1 TIME AND PLACE OF CLOSING. The Closing under this Agreement (the "Closing") shall be held as promptly as practicable, but not more than seven (7) business days following the satisfaction of all conditions precedent specified in this Agreement, including receipt of all necessary regulatory approvals, unless duly waived by the party entitled to satisfaction thereof. The Closing shall take place by facsimile, or at such other time and place upon which the parties may agree. The date on which the Closing is held is hereinafter called the "Closing Date." Subject to the conditions set forth herein, at the Closing (a) the Shareholders shall deliver for cancellation one or more stock certificates representing the shares of Company Stock duly endorsed, or accompanied by one or more stock powers duly endorsed, and (b) Buyer, as agent for the Company, shall, subject to Sections 2.2 and 2.3, deliver to the Shareholders the Merger Consideration pursuant to Section 2.1(a) hereof.

             4.2 FILINGS AT CLOSING. At the Closing Date, Buyer and the Company shall cause the Plan of Merger or such other certificate as required to be filed in accordance with the Wisconsin Business Corporation Law, and each of the Shareholders, Buyer and Company shall take any and all lawful actions to cause the Merger to become effective.

             4.3 EFFECTIVE TIME. Subject to the terms and conditions set forth herein, including receipt of all required regulatory approvals, the Merger shall become effective at the time the Plan of Merger or such other certificate as required by the Wisconsin Secretary of State is made effective (the "Effective Time of Merger").

          ARTICLE V: REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND
                                   THE COMPANY

             The Company and the Sellers hereby jointly and severally represent and warrant to Buyer and Newco as follows (it being understood that, for the purposes of this Article V, "Company" shall be deemed to refer collectively to the Company and any subsidiaries listed on Schedule 5.23):

             5.1 ORGANIZATION AND STANDING OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin. Copies of the Company's Articles of Incorporation and By-Laws, and all amendments thereof to date, have been delivered to Buyer and are complete and correct. The Company has the power and authority to own the properties and assets now owned by it and to conduct the business presently being conducted by it. The Company is qualified to do business as a foreign corporation in each state where the ownership of its assets or the conduct of its business makes such qualification necessary.

             5.2 ABSENCE OF CONFLICTING AGREEMENTS. Neither the execution or delivery of this Agreement including all Schedules and Exhibits hereto, or any of the other instruments and documents required or contemplated hereby and thereby ("Transaction Documents") by Sellers and the Company, nor the performance by Sellers and the Company of the transactions contemplated hereby and thereby, conflicts with, or constitutes a breach of or a default under (i) the Articles of Incorporation or By-Laws of the Company; or (ii) any applicable law, rule, judgment, order, writ, injunction, or decree of any court, currently in effect, provided that the consents set forth in Schedule 5.3 are obtained prior to the Closing; or (iii) to the Shareholders' knowledge, any applicable rule or regulation of any administrative agency or other governmental authority currently in effect; or (iv) any agreement, indenture, contract or instrument to which the Company is now a party or by which any of the assets of the Company is bound.

             5.3 CONSENTS. Except as set forth in Schedule 5.3, no authorization, consent, approval, license, exemption by, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary in connection with the execution, delivery and performance of this Agreement or any of the Transaction Documents by any of the Sellers or the Company.

             5.4 COMPANY STOCK. Schedule 5.4 sets forth a complete list and description of the authorized capital stock of the Company, the number of shares issued and outstanding of each class or series of such capital stock, and the identity of each shareholder of the Company, in each case indicating the class and number of shares held. No shares of Company Stock are held in the treasury of the Company. The Shareholders are the record owners of all of Company Stock and all of such stock is duly authorized, validly issued, and, except as provided in Chapter 180.0622(2)(b) of the Wisconsin Statutes fully paid and non-assessable. On the Closing Date, there will be no preemptive or first refusal rights to purchase or otherwise acquire shares of capital stock of the Company pursuant to any provision of law or the Articles of Incorporation or By-Laws of the Company or by agreement or otherwise. On the Closing Date, there shall not be outstanding any warrants, options, or other rights to subscribe for or purchase from the Company any shares of capital stock of the Company, nor shall there be outstanding any securities convertible into or exchangeable for such shares.

             5.5 ASSETS. As of the Closing, the consolidated Assets of the Company will include all of the tangible and intangible assets necessary to operate the business of the Company as presently constituted, including, without limitation, accounts receivable; provided, however, that Assets shall not include cash, and inventory, supplies and other assets disposed of in the ordinary course of business, consistent with the prior practice of the Company's business. The quantities of inventory items included in the Assets are reasonable in light of the present and anticipated volume of the Company's business and the inventory is good, usable, merchantable, and salable in the ordinary course of the Company's business, in each case, as determined by the Company in good faith and consistent with past practice. The accounts receivable of the Company have been billed or invoiced in the ordinary course of business consistent with past practice. The Assets are not subject to any Liens (as defined in Section 5.11) except for Permitted Liens (as defined in Section 5.11).

             5.6 TRADEMARKS. Schedule 5.6 sets forth a complete and accurate list of all trademarks, service marks, or applications for any of the same, copyrights, and other items of intellectual property that are owned, possessed or used by the Company. There are no claims or proceedings pending or, to the knowledge of the Company, overtly threatened against the Company asserting that the use of any of the aforementioned properties or rights infringes the rights of any other person, and, to the knowledge of any of the Sellers and the Company, the Company is not infringing on the intellectual property rights of any other person.

             5.7 CONTRACTS. Schedule 5.7 sets forth a complete and correct list of all agreements, contracts and commitments of the following type to which the Company is a party or by which the Company or any of the Company's assets is bound and as to which the Company has any outstanding material obligations as of the date hereof (the "Contracts"):

                  (A) each contract or agreement for the employment or retention of, or collective bargaining, severance or termination agreement with, any director, officer, employee, consultant, agent or group of employees of the Company;

                  (B) each profit sharing, thrift, bonus, incentive, deferred compensation, stock option, stock purchase, severance pay, pension, retirement, hospitalization, insurance or other similar plan, agreement or arrangement;

                  (C) each agreement or arrangement for the purchase or sale of any of the Company's assets, properties or rights outside the ordinary course of business (by purchase or sale of assets, purchase or sale of stock, merger or otherwise) which is currently in effect;

                  (D) each contract currently in effect which contains any provisions requiring the Company to indemnify or act for, or guarantee the obligation of, any other person or entity;

                  (E) each agreement restricting the Company from conducting business anywhere in the world;

                  (F) each partnership or joint venture contract or similar arrangement or agreement which is likely to involve a sharing of profits or future payments with respect to the Company's business or any portion thereof;

                  (G) each licensing, distributor, dealer, affiliate, sales or manufacturer's representative, agency or other similar contract, arrangement or commitment;

                  (H) each contract under which the Company performs mobile x-ray, EKG, ultrasound, holter monitor, vision and audiology services and other fixed site examinations;

                  (I) each lease of real property;

                  (J) each agreement with a nursing home, health care facility or any other customer with special pricing arrangements;

                  (K) any radiologist, cardiologist, optometrist, audiologist or other physician's agreements;

                  (L) each agreement, consent order, settlement or similar arrangement with any party, including any Governmental Authority (as defined in Section 5.21);

                  (M) each agreement with a PPO; or

                  (N) any other agreement not made in the ordinary and normal course of business which involves consideration of more than $10,000.

             Except as indicated on Schedule 5.7, each of the Contracts was entered into and requires performance in the ordinary course of business and is in full force and effect. The Company is not in material default under any Contract and there has not been asserted, either by or against the Company under any Contract, any written notice of default, set-off or claim of default. To the knowledge of the Company, the parties to the Contracts other than the Company are not in material default of any of their respective obligations under the Contracts, and there has not occurred any event which with the passage of time or the giving of notice (or both) would constitute a material default or material breach under any Contract. All amounts payable under the Contracts are, or will at the Closing Date, be on a current basis. Except as set forth on
Schedule 5.7, the change of control in the Company to Buyer will not be deemed an assignment of, or require consent under, any Contract.

             5.8   FINANCIAL STATEMENTS.

                   (A) The unaudited balance sheet of the Company, on a consolidated basis and by location, for the fiscal years ended March 31, 1995, March 31, 1996 and March 31, 1997, and the related statements of operations for the years then ended, annexed hereto as Schedule 5.8(a) (the "Unaudited Financial Statements"), present fairly in all material respects the financial condition and results of operations of the Company at and for the periods therein specified.

                   (B) The unaudited balance sheets of the Company, on a consolidated basis and by location, for the interim period ended January 31, 1998, and the related statements of operations for the period then ended, annexed hereto as Schedule 5.8(b) ("Interim Financial Statements"), present fairly in all material respects the financial condition and results of operations of the Company at and for the period therein specified.

                   (C) Except as set forth on Schedule 5.8(c) or as expressly set forth on the Interim Financial Statements, the Company has no material non-recurring or extraordinary income or expense reduction not identified therein or material liabilities or obligations (whether absolute, accrued, contingent or otherwise and whether due or to become due, including, without limitation, any guarantees of any obligations of any other person or entity) of any kind or nature whether or not required by GAAP to be reflected in a corporate balance sheet and/or the notes thereto.

             5.9 MATERIAL CHANGES. Except as noted on Schedule 5.9, between the ending date of the Interim Financial Statements and the date of this Agreement, there has not been any material adverse change in the condition (financial or otherwise) of the assets, properties, operations, operating results, Medicare and Medicaid reimbursement, third party billing and/or direct billing, customer and employee relations or business prospects of the Company or any damage or destruction of any of the Company's Assets or its place of business by fire or other casualty, whether or not covered by insurance, and during such period of time the Company has conducted its business only in the ordinary and normal course except with respect to this transaction. Sellers have identified and communicated to Buyer all material information with respect to any fact or condition that is reasonably likely to adversely affect the future prospects (financial or otherwise) of the Company.

             5.10 LICENSES; PERMITS. Schedule 5.10 sets forth (a) all licenses and other governmental or other regulatory permits, authorizations or approvals required for the operation of the Company's business that are now in effect, including all certificates of occupancy issued with respect to the Company's business and; (b) each other license, permit, or other authorization that is necessary for the operation of the Company's business (a "License" and collectively, the "Licenses"). The Licenses constitute all of the governmental, quasi-governmental and regulatory licenses, permits and authorizations necessary to the operation of the businesses of the Company and its subsidiaries as they are operated on the date hereof. The Company has delivered to Buyer copies of all of the Licenses. The Company and its subsidiaries own, possess or otherwise have the exclusive legal right to use the Licenses, free and clear of all liens, pledges, claims or other encumbrances of any nature whatsoever. The Company is not in material default under any such License, and the Company and its subsidiaries have not received any notice of any material default or any other material claim or proceeding relating to any such License. Each License is in full force and effect, and neither the Company nor any of its subsidiaries has received written notice of any proceeding to terminate or suspend any License or of any condition or event which, if uncured, would result in the termination or suspension of any License. None of the Licenses are: (a) provisional, probationary, or restricted in any way except to the extent qualified by any outstanding deficiencies or citations, particulars of which have been set forth on Schedule 5.10; or (b) subject to any investigation, cancellation, impairment, limitation, order, complaint, proceeding, or suspension nor is such threatened or pending. No Seller, director or officer, employee or former employee of the Company, or any person, firm or corporation other than the Company owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part in any of the Licenses.

             5.11 TITLE, CONDITION OF PERSONAL PROPERTY.

                  (A) Except for the security  interests listed and described on
Schedule 5.11(a), the Company has good and marketable title to, or valid and subsisting leasehold interests in, all of the personal property located at its places of business owned by the Company or used in connection with the operation of its business, subject to no mortgage, security interest, pledge, lien, claim, encumbrance or charge, or restraint on transfer whatsoever (the "Liens") other than Permitted Liens (as defined below). Except as set forth on Schedule 5.11(a), no other person has any right to the use or possession of any of such property which is owned and, except as set forth on Schedule 5.11(a), no currently effective financing statement with respect to such personal property has been filed under the Uniform Commercial Code in any jurisdiction, and the Company has not signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement. All of such personal property comprising equipment, improvements, furniture and other tangible personal property in use by the Company, whether owned or leased, is in good operating condition and repair, subject to normal wear and tear, and is sufficient to enable the Company to operate its business in a manner consistent with its operation during the immediately preceding twelve (12) months.

                  (B) Except as set forth on Schedule 5.11(b), no tangible personal property used by the Company in connection with the operation of its business is subject to a lease, conditional sale, security interest or similar arrangement. The Company has delivered to Buyer a complete and correct copy of each of the leases and other agreements listed on Schedule 5.11(b). All of said personal property leases are valid, binding and enforceable in accordance with their respective terms and are in full force and effect. The Company is not in material default under such leases and there has not been asserted, either by or against the Company under any of such leases, any written notice of default, set-off, or claim of default. To the best knowledge of Sellers and Company, the parties to such leases other than the Company are not in default of their respective obligations under any of such leases, and there has not occurred any event which with the passage of time or giving of notice (or both) would constitute such a default or breach under any of such leases.

                  (C) "Permitted Liens" shall mean:

                       (I) carriers', warehouseman's, mechanics, materialmen's, repairmen's or other like liens arising in the ordinary course of business which are (i) not overdue for a period of more than 30 days or (ii) which are being contested in good faith and by appropriate proceedings, provided that if such contest shall continue for more than 30 days, the amount thereof shall be bonded or properly reserved against at the end of such 30-day period;

                       (II) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature incurred in the ordinary course of business;

                       (III)  rights  of  lessors  under  leases  set  forth  on
Schedule 5.11(b);

                       (IV) pledges or deposits in connection with worker's compensation, unemployment insurance, and other social security legislation.

             5.12 LEGAL PROCEEDINGS. Other than as set forth on Schedule 5.12, there are no claims, actions, suits or proceedings or arbitrations, either administrative or judicial, pending, or, to the knowledge of the Company, overtly threatened against or affecting the Company, or the Company's ability to consummate the transactions contemplated herein, at law or in equity or otherwise, before or by any court or governmental agency or body, domestic or foreign, or before an arbitrator of any kind.

             5.13 EMPLOYEES. Attached hereto as Schedule 5.13 is the payroll register of the Company dated March 31, 1998 indicating the names, positions, current rates of compensation and any other compensation arrangements or fringe benefits, and Federal W-2 Forms for the 1997 calendar year, of (i) each employee of the Company, and (ii) any consultant or agent of the Company that is not reflected in any agreement or document referred to in Schedule 5.7. Except as set forth on Schedule 5.13, all of such information is materially correct as of such date and there has been no material change since then. To the knowledge of Sellers and Company, none of the employees, while in the employ of the Company, has ever had his or her professional license or certification denied, suspended, revoked, terminated, or voluntarily relinquished under threat of disciplinary action, or has ever been restricted in any way from performing the duties he or she is to provide for the Company, and there is no proceeding pending, or threatened, pursuant to which any of the foregoing may occur. No such employee, consultant or agent has any vested or unvested retirement benefits or other termination benefits, except as described on Schedule 5.13.

             5.14 COLLECTIVE BARGAINING, LABOR CONTRACTS,  EMPLOYMENT PRACTICES,
ETC. During the two years prior to the Closing Date, there has been no material adverse change in the relationship between the Company and its employees or affiliates nor any strike or material labor disturbance by such employees affecting the Company's business and, to the knowledge of the Company, there is no indication that such a change, strike or labor disturbance is likely. Company's employees or affiliates are not represented by any labor union or similar organization and the Company has no reason to believe that there are pending or threatened any activities, the purpose of which is to achieve such representation, of all or some of the Company's employees or affiliates. Except as set forth on Schedule 5.7 or Schedule 5.15(b), the Company has no collective bargaining or other labor contracts, employment contracts, pension, profit-sharing, retirement, insurance, bonus, deferred compensation or other employee benefit plans, agreements or arrangements with respect to its employees. Except as set forth on Schedule 5.14, the Company is in material compliance  with the  requirements  prescribed  by all Federal,  state and local statutes, orders and governmental rules and regulations ("Government Requirements") applicable to any of the employee benefit plans, agreements and arrangements identified on Schedule 5.7 and Schedule 5.15(b), including, without limitation, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Immigration Reform and Control Act, the Worker Adjustment and Retraining Notification Act of 1988, any such Government Requirements respecting employment determination, equal opportunity, affirmative action, employee privacy, wrongful or unlawful termination, workers' compensation, occupational safety and health requirements, labor management relations and unemployment insurance, or related matters and to the knowledge of the Company and Shareholders, there are no threatened claims related thereto, and there are no pending claims relating thereto, in each case. Except as set forth on Schedule 5.7(a), in the event of termination of employment of an employee of the Company, the Company will not, after the Closing, pursuant to any agreement with any Shareholder or the Company or by reason of any representation made or plan adopted by any Shareholder or the Company prior to the Closing, be liable to any employee of the Company for so-called "severance pay", parachute payments or any other similar payments or benefits (excluding liabilities with respect to post-Closing terminations under federal and state discrimination laws), including, without limitation, post-employment healthcare (other than pursuant to the continuation health care provisions of Section 4980B of the Internal Revenue Code of 1986, as amended or Section 601 through 608 of ERISA ("COBRA")) or insurance benefits, and accrued vacation and sick days or properly accrued for on the Estimated Closing Date Balance Sheet in accordance with GAAP.

             5.15 ERISA.

                  (A) The Company does not maintain or make contributions to and have not at any time in the past maintained or made contributions to, any employee benefit plan which is subject to the minimum funding standards of ERISA. The Company does not now maintain or make contributions to, and has not at any time in the past maintained or made contributions to, any multi-employer plan subject to the terms of the Multi-Employer Pension Plan Amendment Act of 1980 (the "Multi-Employer Act").

                  (B) Schedule 5.15(b) sets forth each severance agreement, and each plan, agreement, arrangement or plan, bonus plan, deferred compensation agreement, employee pension, profit sharing, savings or retirement plan, group life, health, or accident insurance or other employee benefit plan, agreement, arrangement or commitment, including, without limitation, any commitment arising under severance, holiday, vacation, Christmas or other bonus plans (including, but not limited to, "employee benefit plans", as defined in Section 3(3) of ERISA maintained by the Company for any employees of the Company, or with respect to which the Company has liability with respect to any employees of the Company, or make or have an obligation to make contributions on behalf of employees of the Company ("Plans").

                  (C) Schedule 5.15(c) identifies all employees of the Company on leave of absence eligible to receive health benefits, as required by COBRA. Notice of the availability of COBRA coverage has been provided to all employees of the Company on leave of absence entitled thereto, and all persons electing such coverage are being (or have been, if applicable) provided such coverage.

             5.16 INSURANCE AND SURETY AGREEMENTS. Schedule 5.16 contains a true and correct list of: (a) all policies of fire, liability and other forms of insurance held or owned by the Company (including but not limited to medical malpractice insurance, and any state sponsored plan or program for worker's compensation); and (b) all bonds, indemnity agreements and other agreements of suretyship made for or held by the Company. Schedule 5.16 sets forth for each such insurance policy the name of the insurer, the amount of coverage, the type of insurance, the policy number, the annual premium and a brief description of any claims made thereunder during the past two years. Such policies are owned by and payable solely to the Company, and said policies or renewals or replacements thereof will be outstanding and duly in force at the Closing Date. All insurance policies listed on Schedule 5.16 are in full force and effect, all premiums due on or before the Closing Date have been or will be paid, financed or accrued on or before the Closing Date, the Company has not been advised by any of their insurance carriers of an intention to terminate or modify any such policies other than under circumstances where the Company has received a commitment for a replacement policy, nor has the Company failed to comply with any of the material conditions contained in any such policies.

             5.17 RELATIONSHIPS. Except as disclosed on Schedule 5.17 hereto, no Shareholder and no partner or any affiliate of any Shareholder has, or at any time within the last two (2) years has had, a material ownership interest in any business, corporate or otherwise, that is a party to, or in any property that is the subject of, business relationships or arrangements of any kind relating to the operation of the Company or its business.

             5.18 ABSENCE OF CERTAIN EVENTS. Except as set forth on Schedule 5.18, since the ending date of the Interim Financial Statements, the Company has not, and from the date of this Agreement through the Closing Date the Company will not have:

                  (A) sold, assigned, or transferred any of its assets or properties, other than in the ordinary course of business;

                  (B) mortgaged, pledged or subjected to any lien, pledge, mortgage, security interest, conditional sales contract or other encumbrance of any nature whatsoever, other than a Permitted Lien, any of the Company's assets;

                  (C) made or suffered any termination of any mobile x-ray, EKG, ultrasound, holter monitor, vision and audiology services, Social Security, correctional institutions, psychiatric facilities or any other fixed site contracts or customers;

                  (D) sold or assigned, or made or suffered any termination of any Contract, or made or suffered any modification or amendment of any Contract except for terminations, modifications and amendments of Contracts made in the ordinary course of business consistent with past practice and which would not affect earnings or otherwise be material, and the Sellers and Company have not received notice (written or oral) and have no knowledge that any Contract has been terminated or will be terminated or modified or amended (as aforesaid);

                  (E) except in the ordinary course of business consistent with past practices, or otherwise as necessary to comply with any applicable minimum wage law, increased the salaries or other compensation of any of its employees, or made any increase in, or any additions to, other benefits to which any of such employees may be entitled;

                  (F) failed to pay or discharge when due any liabilities, the failure to pay or discharge which has caused or will cause any actual damage or give rise to the risk of a loss to the Company;

                  (G) changed any of the accounting principles followed by the Company or the methods of applying such principles;

                  (H) entered into any transaction other than in the ordinary course of business;

                  (I) dissolved, merged or entered into a share exchange with or into any other entity;

                  (J) entered into any contract or agreement with union or other collective bargaining representative representing any employees or affiliates without the prior written consent of Buyer, which consent shall not be unreasonably withheld;

                  (K)  made  any   change  to  its   by-laws  or   articles   of
incorporation;

                  (L) failed to maintain its business in substantially the same state of repair, order and condition as on the date hereof, reasonable wear and tear or loss by casualty excepted;

                  (M) failed to maintain in full force and effect all Licenses currently in effect with respect to its business unless such License is no longer necessary for the operation of the Company;

                  (N) failed to maintain in full force and effect the insurance policies and binders currently in effect, or the replacements thereof, including without limitation those listed on Schedule 5.16;

                  (O) failed to preserve intact the present business organizations of the Company; failed to keep available the services of the Company's present employees, affiliates and agents necessary to the proper functioning of the business of the Company; and failed to maintain the Company's relations and goodwill with suppliers, employees, affiliates, affiliated medical personnel and any others having business relating to the Company and where such relationships are necessary to the proper functioning of the business of the Company;

                  (P) failed to maintain all of the books and records in accordance with its past practices;

                  (Q) failed to comply in all material respects with all provisions of the Contracts listed in Schedule 5.7 and with any other material agreements that the Company has entered into in the ordinary course of business since the Interim Financial Statements, and failed to comply in all respects with the provisions of all material laws, rules and regulations applicable to the Company's business;

                  (R) failed to pay when due, all taxes, assessments and charges or levies imposed upon it or on any of its properties for which it has been required to be withheld or paid over;

                  (S) failed to promptly advise Buyer in writing of any threat known to the Shareholders, or the commencement against the Company of any claim, action, suit or proceeding, arbitration or investigation or any other event that would materially adversely affect the operations, properties, assets or prospects of the Company; and

                  (T) failed to notify the Buyer in writing of any event involving the Company which has had or may be reasonably expected to have a material adverse effect on the business or financial condition of the Company or may involve the loss of contracts with any of the Company's customers.

             5.19 COMPLIANCE WITH LAWS.

                  (A) The Company is in compliance with all Governmental Requirements (as defined herein). Except for notices of non-compliance as to which the Company has taken corrective action acceptable to the applicable governmental agency, and as set forth in Schedule 5.19, the Company has not, within the period of twenty-four months preceding the date of this Agreement, received any written notice that the Company or the Assets fail to comply in any material respect with any applicable Federal, state, local, Medicare, Medicaid, or other governmental laws or ordinances, or any applicable order, rule or regulation of any Federal, state, local or other governmental agency having jurisdiction over its business ("Governmental Requirements"). The Company shall report to Buyer, within five (5) business days after receipt thereof, any written notices that the Company is not in compliance in any material respect with any of the foregoing.

                  (B) Without limiting the generality of subsection (a) above, the Company has at all times complied, and is complying in all respects, with all federal, state and local environmental laws, rules or regulations applicable to it, its leased properties, and all other real properties used by it in the operation of its business, including, but not limited to, the Resource
Conservation and Recovery Act of 1976, as amended, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Federal Water Pollution Control Act, as amended by the Clean Water Act, and subsequent amendments, the Federal Toxic Substances Control Act, as amended, with respect to the environmental or healthful state, condition or quality of any property (collectively "Environmental Laws"). The foregoing representation and warranty applies to all aspects of the Company's operations and the use and ownership of the Assets including, but not limited to, the use, handling, treatment, storage, transportation and disposal of any hazardous, toxic or infectious waste, material or substance (including medical waste), and to petroleum products, material or waste, at any other location. No notice from any Governmental Authority has ever been served upon the Company claiming any violation of, or addressing any possible non-compliance with respect to, any Environmental Law.

             5.20 FINDERS. Shareholders and Company have been represented solely by Geneva Business Services, Inc. ("Broker"), and as a result a brokerage commission payable to the Broker by the Company or Shareholders immediately prior to the Closing in connection with the transactions contemplated by this Agreement is due, and no other broker or finder is entitled to any additional broker's or finder's fee or other commission in respect thereof based in any way on agreements, understandings or arrangements with the Shareholders or the Company.

             5.21 TAX RETURNS.

                  (A) Except as set forth in Schedule 5.21, (i) all Tax (as defined below) returns, statements, reports and forms or extensions with respect thereto required to be filed with any Federal, state, local or other governmental department or court or other authority having jurisdiction over it ("Governmental Authority") on or before the Closing Date by or on behalf of the Company (collectively, the "Tax Returns"), have been or will be timely filed on or before the Closing Date in accordance in all materials respects with all applicable Governmental Requirements; and (ii) the Company has timely paid all Taxes payable by it.

                  (B) For purposes of this Agreement, "Tax" means any net income, gross income, sales, use, franchise, personal, employment, pension or real property tax.

             5.22 ENCUMBRANCES CREATED BY THIS AGREEMENT. The execution and delivery of this Agreement, or any of the Company's Transaction Documents, does not, and the consummation of the transactions contemplated hereby or thereby will not, create any liens or other encumbrances on any of the Company's assets in favor of third parties.

             5.23 SUBSIDIARIES AND JOINT VENTURES. Schedule 5.23 sets forth a complete list of all subsidiaries, joint ventures and partnerships in which the Company is a record or beneficial owner. All of the issued and outstanding capital stock of the subsidiaries listed on Schedule 5.23 hereto is owned of record or beneficially by the Company or by one of the listed subsidiaries on
Schedule 5.23.

             5.24 NO UNTRUE STATEMENT. None of the representations and warranties made pursuant to this Agreement contains any untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such representation not misleading in any material respect.

             5.25 REIMBURSEMENT  MATTERS.  Except as disclosed on Schedule 5.25,
(i) the Company and Sellers have not received any notice of recoupment from the Medicare or Medicaid programs, or any other third party reimbursement source (inclusive of facility billing to nursing homes or other health care facilities, and managed care organizations), (ii) the Shareholders and the Company are not aware of any basis for the assertion after the Closing Date of any such recoupment claim against the Company, and (iii) the Sellers have not received notice from any Medicare or Medicaid program or any other third party reimbursement source (inclusive of facility billing to nursing homes or other health care facilities, and managed care organizations) of any pending or threatened investigations or surveys, and neither the Sellers, nor the Company have any reason to believe that any such investigation or survey is pending, threatened or imminent.

             5.26 MEDICARE/MEDICAID PARTICIPATION. All services provided by the Company are certified for participation or enrollment in all Medicare and Medicaid programs, have a current and valid provider contract with the Medicare and Medicaid programs or other third party reimbursement source (inclusive of managed care organizations), are in compliance with the conditions of participation of such programs, and have received all approvals or qualifications necessary for capital reimbursement.

             5.27 LEASEHOLD INTERESTS. Schedule 5.27 hereto sets forth a complete and correct list of all leases pursuant to which the Company or any of its subsidiaries leases real property. Each of the Company and its subsidiaries has valid leasehold interests in all such real property free and clear of all liens, claims, charges and encumbrances of any kind whatsoever, except for Permitted Liens. The Company has provided access to the Buyer to complete and correct copies of the leases identified in Schedule 5.27.

             5.28 POWER AND AUTHORITY. The Company and Sellers have all requisite power and authority to execute, deliver and perform this Agreement, and as of the Closing, the Company and Sellers will have all requisite power and authority to execute and deliver the Transaction Documents required to be delivered by each party to the Buyer at the Closing.

             5.29 BINDING EFFECT. This Agreement and all Transaction Documents executed by the Company and Sellers constitute the legal, valid and binding obligations of such party, enforceable against such party in accordance with their respective terms.

             5.30 QUESTIONNAIRES. The health care law questionnaire heretofore delivered to the Company by Buyer (the "Questionnaire") will be attached hereto as Exhibit 5.30 and will as of the Closing Date have been fully and accurately completed and will not contain any material misstatement of any fact and will not omit any fact that would have to be stated in order not to render any response to such questionnaire materially misleading.

             5.31 QUESTIONABLE PAYMENTS. Neither the Company nor any shareholder, director, officer, controlling person or employee of the Company, and no affiliate of the Company, (a) has used any corporate funds of the Company to make any illegal or unlawful payment to any officer, employee, representative, agent of any government, or to any political party or official thereof, including, without limitation, any of same that would violate the Foreign Corrupt Practices Act of 1977, as amended; or (b) to the knowledge of the Shareholders, has made or received any illegal payment, bribe, kickback, political contribution or other similar questionable payment for any referrals or recommendations or otherwise in connection with the operation of the Company's business.

             5.32 CUSTOMERS. Schedule 5.32 sets forth: (i) a complete and correct list of the name and address of all current customers of the Company;
(ii) a complete and correct list of all contracts that the Company has with each customer; and (iii) a summary of the x-ray, EKG, ultrasound, holter monitor, vision and audiology patient volume and examinations for each patient of the Company, on a consolidated basis and by location, for the calendar year ended December 31, 1997 and the two (2) months ended February 28, 1998. As of the date hereof, the Company and Shareholders have received no notice that any customer or request a change of service.

             5.33 FEE SCHEDULES AND REIMBURSEMENT. Schedule 5.33 sets forth (i) a complete and correct list of the 1997 and 1998 fee schedules of the Company, including the amounts charged and the Medicare and Medicaid allowable rates;
(ii) a complete and correct list of any and all Medicaid and Medicare refunds paid by the Company or pending payment by the Company during the last three (3) fiscal years; and (iii) a complete list of any customers having special rates or fee arrangements with the Company, together with a list of such rates or description of such arrangements.

             5.34 COMPLETE DISCLOSURE. No representation or warranty by the Company or the Shareholders in this Agreement or any Exhibit or Schedule referred to herein and no written statement, certificate or other writing furnished to the Buyer by or on behalf of the Company or the Shareholders pursuant to this Agreement, when considered in conjunction with all other such representations, warranties, schedules, written statements, certificates or other writings furnished to Buyer by or on behalf of the Company or the Shareholders pursuant to this Agreement, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. To the best of the Company's and the Shareholders' knowledge, there is no fact which materially and adversely affects or may materially and adversely affect the business, operations, affairs, condition, properties or assets of the Company which has not been set forth in this Agreement or the Schedules or other documents delivered by the Company or the Shareholders in connection with the transactions contemplated hereby.

             5.35 BOOKS OF ACCOUNT; RECORDS. The Company's general ledgers, stock record books, minute books and other material records relating to the assets, properties, contracts and outstanding legal obligations of the Company are, in all material respects, complete and correct, and have been maintained in accordance with good business practices. All documents furnished to Buyer will be correct and complete copies.

              ARTICLE VI: REPRESENTATIONS AND WARRANTIES OF SELLERS

             Each  of  the  Sellers,  each  as  to  himself,   hereby  severally
represents and warrants to Buyer and Newco as follows:

             6.1 AUTHORITY. Such Seller has the full legal power and authority to make, execute, deliver and perform this Agreement and the Transaction Documents. Such execution, delivery, performance and consummation has been duly authorized by all necessary action, corporate or otherwise, on the part of such Seller, and any necessary consents of holders of indebtedness of such Seller have been obtained.

             6.2 BINDING EFFECT. This Agreement and all Transaction Documents executed by such Seller constitute the legal, valid and binding obligations of such party, enforceable against such Seller in accordance with their respective terms.

             6.3 ABSENCE OF CONFLICTING AGREEMENTS. Neither the execution or delivery of this Agreement or any of the Transaction Documents by such Seller nor the performance by such Seller of the transactions contemplated hereby and thereby conflicts with, or constitutes a breach of or a default under (i) any law, rule, judgment, order, writ, injunction, or decree of any court currently in effect applicable to such Seller, or (ii) any rule or regulation of any administrative agency or other governmental authority currently in effect applicable to such Seller, or (iii) any agreement, indenture, contract or instrument to which such party is now a party or by which any of the assets of such Seller is bound.

             6.4 CONSENTS. No authorization, consent, approval, license, exemption by, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary in connection with the execution, delivery and performance of this Agreement or any of the Transaction Documents by such Seller.

             6.5 OWNERSHIP OF COMPANY STOCK. Shareholders are the lawful record and beneficial owners of all of Company Stock shown as owned by Shareholders in
Schedule 5.4, with good and marketable title thereto, free and clear of all liens and encumbrances, claims and other charges thereon of any kind. Such Shareholders have the full legal power to transfer and deliver such Company Stock in accordance with this Agreement, and delivery of such Company Stock to Buyer pursuant hereto will convey good and marketable title thereto, free and clear of all liens and encumbrances, claims and other charges thereon or any kind. The shares of Company Stock indicated on Schedule 5.4 as being owned by the Shareholders constitute all of the issued and outstanding shares of the capital stock of the Company. On the Closing Date, there shall not be outstanding any warrants, options, or other rights to subscribe for or purchase from the Company any shares of capital stock of the Company, nor shall there be outstanding any securities convertible into or exchangeable for such shares.

         ARTICLE VII: REPRESENTATIONS AND WARRANTIES OF BUYER AND NEWCO

             Buyer and Newco jointly and severally represent and warrant to the Company and the Sellers as follows:

             7.1 ORGANIZATION AND STANDING. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

             7.2 POWER AND AUTHORITY. Buyer and Newco each have the corporate power and authority to execute, deliver and perform this Agreement, and as of the Closing, Buyer and Newco will have the corporate power and authority to execute and deliver the Transaction Documents required to be delivered by them to the Sellers at the Closing.

             7.3 BINDING AGREEMENT. This Agreement has been duly executed and delivered by Buyer and Newco. This Agreement is, and when executed and delivered by Buyer and Newco at the Closing each of the Transaction Documents executed by Buyer and Newco will be, the legal, valid and binding obligations of Buyer and Newco, enforceable against Buyer and Newco in accordance with their respective terms.

             7.4 ABSENCE OF  CONFLICTING  AGREEMENTS.  Neither the  execution or delivery of this Agreement or any of the Transaction Documents by Buyer and Newco nor the performance by the Buyer and Newco of the transactions contemplated hereby and thereby conflicts with, or constitutes a breach of or a default under (i) the formation documents of the Buyer and Newco, or (ii) any law, rule, judgment, order, writ, injunction, or decree of any court currently in effect applicable to Buyer and Newco, or (iii) any rule or regulation of any administrative agency or other governmental authority currently in effect applicable to Buyer and Newco, or (iv) any agreement, indenture, contract or instrument to which the Buyer or Newco is now a party or by which any of the assets of the Buyer or Newco is bound.

             7.5 CONSENTS. No authorization, consent, approval, license, exemption by, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary in connection with the execution, delivery and performance of this Agreement or any of the Transaction Documents by Buyer and Newco.

             7.6 SECURITIES AND EXCHANGE COMMISSION FILINGS. Buyer has made available to the Sellers a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Buyer with the Commission on or after January 1, 1997 (the "SEC Documents"), which are all the documents (other than preliminary material) that Buyer was required to file with the SEC on or after January 1, 1997. As of their respective dates, none of the SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) contained any untrue statements or omissions of a material fact necessary so as not to render the statements therein misleading, in light of the circumstances under which they were made, and the SEC Documents complied when filed in all material respects with the then applicable requirements of the Securities Act or the Exchange Act, as the case may be. The financial statements of the Buyer included in the SEC Documents complied in all material respects with the then applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, were prepared in accordance with GAAP during the periods involved (except as may have been indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q promulgated by the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of the Buyer and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. IHS has been notified that the most recent registration statement on Form S-3 filed by it with the Commission is under review.

             7.7 CAPITAL STOCK. Buyer's Form 10-Q filed with the Commission with respect to the fiscal quarter ended September 30, 1997 (the "Form 10-Q"), sets forth a true and complete description of the authorized and outstanding shares of capital stock of Buyer as of such date. All outstanding shares of IHS Stock are validly issued, fully paid and non-assessable and not subject to preemptive rights. Buyer has duly authorized and reserved for issuance the IHS Stock, and, when issued in accordance with the terms of Article III, the IHS Stock will be validly issued, fully paid and nonassessable and free and clear of preemptive rights, liens, encumbrances, claims and other charges thereon.

          ARTICLE VIII: INFORMATION AND RECORDS CONCERNING THE COMPANY
                              AND ITS SUBSIDIARIES

             8.1 ACCESS TO INFORMATION AND RECORDS BEFORE CLOSING. Prior to the Closing Date, Buyer may make, or cause to be made, such investigation of the Company's (it being understood that, for the purpose of this Article VIII, "Company" shall be deemed to refer collectively to the Company and its subsidiaries listed on Schedule 5.23) financial and legal condition as Buyer deems necessary or advisable to familiarize itself with the Company and/or matters relating to its history or operations. The Company shall permit Buyer and its authorized representatives (including legal counsel and accountants), to have full access to the Company's books and records upon reasonable notice and during normal business hours, and the Company will furnish, or cause to be furnished, to Buyer such financial and operating data and other information and copies of documents with respect to the Company's products, services, operations and assets as Buyer shall from time to time reasonably request. The documents to which Buyer shall have access shall include, but not be limited to, the Company's tax returns and related work papers since their inception; and the Company shall make, or cause to be made, extracts thereof as Buyer or their representatives may request from time to time to enable Buyer and their representatives to investigate the affairs of the Company and the accuracy of the representations and warranties made in this Agreement. The Company shall cause its accountants to cooperate with Buyer and to disclose the results of audits relating to the Company and to produce the working papers relating thereto. Without limiting any of the foregoing, it is agreed that Buyer will have full access to any and all agreements between and among the previous and current shareholders regarding their ownership of shares or the management or operation of the Company.

              ARTICLE IX: OBLIGATIONS OF THE PARTIES UNTIL CLOSING

             9.1 CONDUCT OF BUSINESS PENDING CLOSING. Except with respect to this transaction, between the date of this Agreement and the Closing, the Company and its subsidiaries shall maintain their existence and shall conduct their businesses in the customary and ordinary course of business consistent with past practice.

             9.2 NEGATIVE COVENANTS OF THE COMPANY AND ITS SUBSIDIARIES. Without the prior written approval of Buyer, neither the Company nor any of its subsidiaries shall, between the date hereof and the Closing:

                  (A) cause or permit to occur any of the events or occurrences described in Section 5.18 (Absence of Certain Events) of this Agreement;

                  (B) dissolve, merge or enter into a share exchange with or into any other entity;

                  (C) enter into any contract or agreement with any union or other collective bargaining representative representing any employees or affiliates without the prior written consent of Buyer, which consent shall not be unreasonably withheld;

                  (D) sell off any Assets other than in the ordinary course of business; or

                  (E)  make  any  change  to  their   by-laws  or   articles  of
incorporation.

             9.3 AFFIRMATIVE COVENANTS. Between the date hereof and the Closing, the Company and each of its subsidiaries shall:

                  (A) maintain their businesses in substantially the same state of repair, order and condition as on the date hereof, reasonable wear and tear or loss by casualty excepted;

                  (B) maintain in full force and effect all Licenses currently in effect with respect to their businesses unless such License is no longer necessary for the operation of the Company and its subsidiaries;

                  (C) maintain in full force and effect the insurance policies and binders currently in effect, or the replacements thereof, including without limitation those listed on Schedule 5.16;

                  (D) utilize their reasonable efforts to: (i) preserve intact the present business organization of the Company and its subsidiaries; (ii) keep available the services of the Company's and its subsidiaries' present employees, affiliates and agents; and maintain the Company's and its subsidiaries' relations and goodwill with suppliers, employees, affiliates, affiliated medical personnel and any others having business relating to the Company and its subsidiaries;

                  (E) maintain all of the books and records in accordance with their past practices;

                  (F) comply in all material respects with all provisions of the Contracts listed in Schedule 5.7 and with any other material agreements that the Company and its subsidiaries have entered into in the ordinary course of business since the date of this Agreement, and comply in all respects with the provisions of all material laws, rules and regulations applicable to the Company's and its subsidiaries' businesses;

                  (G) cause to be paid when due, all taxes, assessments and charges or levies imposed upon them or on any of their properties for which they are required to withhold and pay over;

                  (H) promptly advise Buyer in writing of any threat known to the Sellers, or the commencement against the Company or its subsidiaries or affiliates of any claim, action, suit or proceeding, arbitration or investigation or any other event that would materially adversely affect the operations, properties, assets or prospects of the Company or its subsidiaries or affiliates; and

                  (I) notify the Buyer in writing of any event involving the Company or its subsidiaries or affiliates which has had or may be reasonably expected to have a material adverse effect on the business or financial condition of the Company or its subsidiaries or affiliates or may involve the loss of contracts with the Company's or its subsidiaries' customers.

             9.4 PURSUIT OF CONSENTS AND APPROVALS. Prior to the Closing, Buyer shall use its reasonable efforts to obtain all consents and approvals of governmental agencies and all other parties necessary for the lawful consummation of the transactions contemplated hereby and the lawful use, occupancy and enjoyment of the Company's and its subsidiaries' businesses by Buyer in accordance herewith ("Required Approvals"). The Company and its subsidiaries shall cooperate with and use their reasonable efforts to assist Buyer in obtaining all such approvals.

             9.5 EXCLUSIVITY. Until the earlier of Closing or the termination of this Agreement pursuant to Section 13.1, neither the Company nor any
Shareholder, nor any of their respective affiliates, shall enter into any agreement, commitment or understanding with respect to, or engage in any discussions or negotiations directly or indirectly with, or encourage or respond to any solicitations from, any other party with respect to the sale, lease or management of any of the Assets, or in respect of the sale of any shares of capital stock in the Company.

             ARTICLE X: CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

             Buyer's and Newco's obligations to consummate the Merger are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any one or more of which may be waived by Buyer or Newco in writing. Upon failure of any of the following conditions, Buyer and Newco may terminate this Agreement pursuant to and in accordance with Article XIII herein.

             10.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company and Sellers made pursuant to this Agreement shall be true and correct in all material respects (except those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) at and as of the Closing Date, as though such representations and warranties were made at and as of such time.

             10.2 PERFORMANCE OF COVENANTS. Each of the Sellers and the Company shall have performed or complied in all material respects with their respective agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing.

             10.3 DELIVERY OF CLOSING CERTIFICATE. Each of the Sellers and the Company shall have executed and delivered to Buyer a certificate of its president, dated the Closing Date, upon which Buyer and Newco may rely, certifying that the conditions contemplated by Sections 10.1 and 10.2 applicable to it have been satisfied.

             10.4 OPINION OF COUNSEL. Each Seller and the Company shall have delivered to Buyer and Newco an opinion, dated the Closing Date, of their counsel, in substantially the form attached hereto as Exhibit 10.4.

             10.5 LEGAL MATTERS. No preliminary or permanent injunction or other order (including a temporary restraining order) of any governmental authority which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect.

             10.6 AUTHORIZATION DOCUMENTS. Buyer shall have received a certificate of the Secretary or other officer of the Company certifying as of the Closing Date a copy of resolutions of the Shareholders and of the Company's board of directors authorizing the Company's execution and full performance of the Transaction Documents and the incumbency of the Company's respective officers.

             10.7 MATERIAL CHANGE. Since the ending date of the Interim Financial Statements, there shall not have been any material adverse change in the condition (financial or otherwise) of the assets, properties or operations of the Company and its subsidiaries.

             10.8 APPROVALS.

                  (A) The consent or approval of all persons necessary for the consummation of the transactions contemplated hereby shall have been granted, including without limitation, the Required Approvals;

                  (B) None of the foregoing consents or approvals (i) shall have been conditioned upon the modification, cancellation or termination of any material lease, contract, commitment, agreement, license, easement, right or other authorization with respect to the Company's and its subsidiaries' businesses, other than as disclosed or approved hereunder, or (ii) shall impose on the Buyer or Newco any material condition or provision or requirement with respect to the Company's and its subsidiaries' businesses or their operation that is more restrictive than or different from the conditions imposed upon such operation prior to Closing.

             10.9 CONSENTS. Buyer shall have received the written consent to assignment for each of the Retained Contracts set forth on Schedule 2.5, where such consent is required by reason of the change of control of the Company and its subsidiaries contemplated under this Agreement.

             10.10 UNDERTAKING. The Shareholders shall assume and undertake in a writing in the form and substance of Exhibit 10.10 (the "Undertaking") to perform all Liabilities when and as the same become due in accordance with their terms and Shareholders shall have executed and delivered the Undertaking to Buyer.

             10.11 REAL PROPERTY CONSENTS. The Company and the Sellers shall have used their best efforts to obtain the written consent to assignment of each landlord with whom the Company or any of its subsidiaries has a lease of real property which, by its terms, requires consent in the event of a change of control of the Company, and the written consent of such landlords shall have been received by the Buyer. Alternatively, the Company and Sellers shall have delivered a waiver from each such landlord of any provision contained in any of such leases which would require the landlord's consent upon any change of the voting stock of the tenant. Buyer shall have received notice from the Sellers by the Closing Date, identifying any landlord that has not given any necessary consent as of such date.

             10.12 COMPANY'S SUBSIDIARIES AND OPTIONS. Each of the subsidiaries of the Company as of the Closing Date will be one hundred (100%) percent owned by the Company and there shall not be outstanding as of the Closing Date any options, warrants or rights for the purchase of any capital stock of the Company or its subsidiaries or any obligations to grant or issue any options, warrants or rights for the purchase of any capital stock of the Company or its subsidiaries.

               10.13 BOARD AND LENDER APPROVALS. The Buyer will have received all necessary Board of Director approvals and all required lender approvals.



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



             10.14 CONSULTING AGREEMENTS. Each of the Shareholders shall have executed and delivered his consulting agreement in the form of Exhibit 10.14 hereto (the "Consulting Agreements").

             10.15 EMPLOYMENT AGREEMENT. Norman A. Jensen shall have executed and delivered his employment agreement in the form of Exhibit 10.15 hereto (the "Employment Agreement").

             10.16 TERMINATION OF NON-RETAINED AGREEMENTS. All Contracts, other than the Retained Contracts, shall have been terminated, as well as any ongoing obligations thereunder.

             10.17 ESCROW AGREEMENT. The Sellers shall have executed and delivered the Escrow Agreements in the form of Exhibit 2.3.

             10.18 STOCK CERTIFICATES. Shareholders shall have delivered to Buyer all stock certificates representing the Company Stock duly endorsed in blank.

             10.19 DISSENTER'S RIGHTS. Any rights of any holder of equity in the Company to seek appraisal or to dissent to the transactions contemplated hereby shall have been irrevocably waived.

             10.20 INSURANCE. If the Company's existing general and professional liability coverage is on a claim made basis, then the Shareholders shall have paid for and delivered to Buyer a tail policy with respect to liability insurance coverage satisfactory to Buyer, which policy shall name Buyer as an additional insured. Shareholders shall have also provided evidence of full payment of such policy satisfactory to Buyer.

             10.21 CERTIFICATE OF STATUS. The Company shall have delivered to Buyer a certificate of status issued by the Wisconsin Department of Financial Institutions with respect to the Company, dated not more than thirty (30) days prior to the Closing Date.

             10.22 PROCEDURE AND CUSTOMER VOLUME SUMMARY. Company has provided Buyer with a true and correct summary of the x-ray, EKG, ultrasound, holter monitor, vision and audiology procedures for each of its customers, including Social Security, correctional institutions and psychiatric facilities, on a consolidated basis and by location, for the calendar year ended December 31, 1997 and the two (2) months ended February 28, 1998.

             10.23 OTHER DOCUMENTS. The Sellers and the Company shall have furnished Buyer and Newco with all other documents, certificates and other instruments required to be furnished to Buyer and Newco by the Sellers and the Company pursuant to the terms hereof.

            ARTICLE XI: CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS

             Sellers' obligation to consummate the Merger is subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any one or more of which may be waived by Sellers in writing. Upon failure of any of the following conditions, Sellers may terminate this Agreement pursuant to and in accordance with Article XIII herein:

             11.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer and Newco in this Agreement shall be true and correct in all material respects (except those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) at and as of the Closing Date as though such representations and warranties were made at and as of such time.

             11.2 PERFORMANCE OF COVENANTS. Buyer and Newco shall have performed or complied with each of its agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

             11.3 DELIVERY OF CLOSING CERTIFICATE. Buyer and Newco shall have delivered to Sellers a certificate of an executive or senior vice president of Buyer and Newco dated the Closing Date upon which Sellers can rely, certifying that the conditions contemplated by Sections 11.1 and 11.2 applicable to it have been satisfied.

             11.4 OPINION OF COUNSEL. Buyer and Newco shall have delivered to Sellers an opinion, dated the Closing Date, of Blass & Driggs, Esqs., counsel for Buyer and Newco, in the form attached as Exhibit 11.4.

             11.5 LEGAL MATTERS. No preliminary or permanent injunction or other order (including a temporary restraining order) of any governmental authority which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect.

             11.6 AUTHORIZATION DOCUMENTS. Sellers shall have received a certificate of the Secretary or other officer of Buyer and Newco certifying as of the Closing Date a copy of resolutions of their respective boards of directors authorizing their execution and full performance of the Transaction Documents and the incumbency of their officers.

             11.7 CONSULTING AGREEMENTS. Symphony Diagnostic Services No. 1, Inc. ("Symphony"), a wholly-owned subsidiary of Buyer, shall have entered into the Consulting Agreements with each of the Shareholders.

             11.8 EMPLOYMENT AGREEMENT. Symphony shall have entered into the Employment Agreement.

             11.9 ESCROW AGREEMENT. Buyer shall have executed and delivered the Escrow Agreement in the form of Exhibit 2.3.

             11.10 OTHER DOCUMENTS. Buyer and Newco shall have furnished Sellers with all documents, certificates and other instruments required to be furnished to Sellers by Buyer and Newco pursuant to the terms hereof.

                    ARTICLE XII: SURVIVAL AND INDEMNIFICATION

             12.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by each party in this Agreement and in any Schedule and Transaction Document delivered by any such party pursuant hereto shall survive the Closing Date and for a period of one (1) year after the Closing, notwithstanding any investigation at any time made by or on behalf of the other party, provided that Excess Reimbursement Liabilities referred to in
Section 2.5 and the representations and warranties contained in Section 5.31 (Questionable Payments"), Section 5.25 (Reimbursement Matters), Section 5.26 (Medicare/Medicaid Participation), and Section 5.21 (Tax Returns), shall survive until thirty (30) days after the applicable period of limitations for audits by the applicable Governmental Authority shall have expired, including extensions for any necessary appeals. All representations and warranties related to any claim asserted in writing prior to the expiration of the applicable survival period shall survive (but only with respect to such claim) until such claim shall be resolved and payment in respect thereof, if any is owing, shall be made. Notwithstanding any investigation conducted before or after the Closing or the decision of any party to consummate the Closing, each party hereto shall be entitled to rely and is hereby declared to have reasonably relied upon the representations and warranties of the other party.

             12.2 INDEMNIFICATION BY SHAREHOLDERS. The Shareholders, severally, shall indemnify and defend Buyer and hold it harmless against and with respect to any and all damage, loss, liability, deficiency, cost and expense (including, without limitation, reasonable attorney's fees and expenses) (all of the foregoing hereinafter collectively referred to as "Loss") resulting from:

                  (A) any inaccuracy in any representation or certification, or breach of any warranty, made by any of the Sellers or the Company pursuant to this Agreement; or

                  (B) the breach of any covenant or undertaking by any of the Sellers or the Company in this Agreement; or

                  (C) subject to any qualifications contained in the representations and warranties in this Agreement, the ownership or operation of the Company or its subsidiaries or their business or assets prior to the Closing Date, including, without limitation, (i) any Seller Liabilities, including without limitation, Excess Reimbursement Liabilities (as defined in Section 2.5); (ii) any Taxes resulting from the operation of the business of the Company or ownership of any of the Assets for any period ending on or before the Closing Date; (iii) any Loss arising out of the noncompliance of the Company with COBRA or any like statute; (iv) any claim of the type that would be covered by a standard liability insurance policy, including, without limitation, professional liability, malpractice, general liability, automobile liability, worker's compensation or employer's liability insurance, arising out of the operation of the Company's business prior to the Closing Date, including payments of any deductibles applicable to the aforesaid policies, to the extent not covered by any existing insurance policy; (v) any Loss arising from the matter set forth on
Schedule 5.19;

and (vi) any and all actions, suits, proceedings, demands, assessments, judgments, settlements (to the extent approved by the Company, such approval not to be unreasonably withheld, delayed or conditioned), costs and legal expenses incident to any of the foregoing.

             12.3 INDEMNIFICATION BY BUYER. Buyer shall indemnify and defend Shareholders and hold them harmless against and with respect to any and all Loss resulting from:

                  (A) any inaccuracy in any representation or certification, or breach of any warranty, made by Buyer pursuant to this Agreement; or

                  (B) the breach of any covenant or undertaking by Buyer in this Agreement; or

                  (C)  the   ownership  or  operation  of  the  Company  or  its
subsidiaries or their business or assets on or after the Closing Date.

             12.4 INDEMNITY CAP. The maximum aggregate liability (excluding any Loss arising from fraud, Tax liability, and Excess Reimbursement Liabilities) of the Sellers for indemnification hereunder shall not exceed an amount equal to the Merger Consideration.

             12.5 CONTROL OF DEFENSE OF INDEMNIFIABLE CLAIMS.

                  (A) Each indemnified party (each, an "Indemnitee")  shall give the indemnifying party (the "Indemnitor") prompt notice of each claim for which it seeks indemnification. Failure to give such prompt notice shall not relieve any Indemnitor of its indemnification obligation, provided that such indemnification obligation shall be reduced by any damages the Indemnitor demonstrates it has suffered resulting from a failure to give prompt notice hereunder. The Indemnitor shall be entitled to participate in the defense of such claim. If at any time the Indemnitor acknowledges in writing that the claim is fully indemnifiable by it under this Agreement, and, if requested by the Indemnitee, the Indemnitor shall have the right to assume control of the defense (but not the settlement) of such claim at its own expense; unless (i) Indemnitee shall have been authorized in writing by the Indemnitor to defend such action with counsel of its own choice in connection with the defense of such action, or
(ii) the Indemnitor shall not have employed counsel to have charge of the defense of such action within twenty (20) days after the date of notice of the claim for which indemnification is sought is given to the Indemnitor or (iii) the Indemnitor shall have failed to undertake and reasonably pursue the defense of such action, or (iv) the Indemnitee shall have reasonably concluded that there may be material defenses available to it or them which are different from or additional to those available to the Indemnitor. If any event described in clauses (i) through (iv) above shall occur, then the Indemnitor shall not have the right to direct the defense of such action on behalf of the Indemnitee with counsel of its own choice, and the reasonable fees and expenses of the Indemnitee shall be borne by the Indemnitor, provided that such counsel shall be reasonably acceptable to the Indemnitor. If the Indemnitor does assume control of the defense of any such claim in accordance with the foregoing, then: (x) the Indemnitor shall not defend the claim for which indemnification is being sought in any manner that would likely have a material adverse effect on the Indemnitee or on any relationship that the Indemnitee may have with



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



any customers, vendors, suppliers or others, and (y) the Indemnitee shall not settle such claim without the written consent of the Indemnitor, which consent shall not be unreasonably withheld, delayed or conditioned. Nothing contained in this Section 12.5 shall prevent either party from assuming control of the defense and/or settling any claim against it for which indemnification is not sought under this Agreement.

                  (B) Notwithstanding anything to the contrary contained in this Agreement, if there shall be any claim for Excess Reimbursement Liabilities with respect to which Buyer shall be seeking indemnification, Buyer will have the sole right to contest or appeal such claim (using at least the same standard of care as it would apply to contests or appeals with respect to reimbursement liabilities in general). Buyer may, in its sole and absolute discretion, at any time discontinue any such contest or appeal or enter into a settlement with respect thereto prior to the final determination thereof.

                  (C) In case any event shall occur which would otherwise entitle either party to assert a claim for indemnification hereunder, no Loss shall be deemed to have been sustained by the Indemnitee to the extent of any proceeds received by Indemnitee from any insurance policies with respect thereof.

                  (D) Except for claims related to intentional or knowing breaches of the representations and warranties in this Agreement or for claims related to fraud, from and after the Closing, the remedies provided in this
Article XII shall be the sole and exclusive remedies of Article XII Indemnitees with respect to Losses from which indemnification is provided in this Article XII.

             12.6 RESTRICTIONS.

                  (A) From and after the Closing Date, none of the Sellers shall disclose, directly or indirectly, to any person outside of Buyer's employ without the express authorization of the Buyer, any patient lists, customer lists, pricing strategies, customer files, or patient files and records of the Company and its subsidiaries, any proprietary data or trade secrets owned by the Company and its subsidiaries or any financial or other information about the Company and its subsidiaries not then in the public domain; provided, however, that Sellers shall be permitted to make such disclosures as may be required by law or by a court or governmental authority.

                  (B) After the Closing Date, none of the Sellers shall engage or participate in any effort or act to induce any of the customers, physicians, suppliers, associates, employees, affiliates, or independent contractors of the Company and its subsidiaries to cease doing business, or their association or employment, with the Company and its subsidiaries.

                  (C) No Seller shall, anywhere within the States of Wisconsin and the twenty-five (25) mile radius of Zion, Illinois, for a period of three
(3) years following the termination or expiration of the initial term such Seller's Consulting Agreement, directly, or indirectly, for or on behalf of himself or herself or any other person, firm, entity or other enterprise, be employed by, be a director or manager of, act as a consultant for, be a partner in, have a proprietary interest in, give advice to, loan money to, any person, enterprise, partnership, association, corporation, joint venture or other entity which is directly or indirectly in the business of owning, operating or managing any entity of any type, licensed or unlicensed, which is engaged in or provides: (i) mobile x-ray, (ii) EKG, (iii) ultrasound, (iv) holter monitor, (v) vision and audiology services or (vi) any other services which the Company or either Shareholder is currently engaged in or otherwise provides during the period commencing on the Closing Date and ending on the date that is three (3) years following the termination or expiration of the initial term of such Shareholder's Consulting Agreement or in any way competes with the Buyer or its subsidiaries.

                  (D) The Sellers acknowledge that the restrictions contained in this Section 12.6 are reasonable and necessary to protect the legitimate business interests of Buyer and that any violation thereof by any of them would result in irreparable harm to Buyer. Accordingly, Sellers agree that upon the violation by any of them of any of the restrictions contained in this Section 12.6, Buyer shall be entitled to obtain from any court of competent jurisdiction a preliminary and permanent injunction as well as any other relief provided at law or equity, under this Agreement or otherwise. In the event any of the foregoing restrictions are adjudged unreasonable in any proceeding, then the parties agree that the period of time or the scope of such restrictions (or both) shall be adjusted in such a manner or for such a time (or both) as is adjudged to be reasonable.

             12.7 RECORDS. On the Closing Date, Sellers and the Company shall deliver, or cause to be delivered, to Buyer all records and files not then in Buyer's possession relating to the operations of the Company and its subsidiaries.

             12.8 DISSENTERS' RIGHTS. In the event that any holder of Company Stock asserts dissenter's rights with respect to the Merger under the Wisconsin Business Corporation Law, the Shareholders, severally, shall indemnify and hold harmless Buyer from and against (i) any amount which becomes payable to such holder by the Company in satisfaction of such dissenter rights, to the extent that such amount exceeds the Merger Consideration that would have been payable to such holder had such holder not exercised his or her dissenter's rights, and
(ii) any costs or expenses, including reasonable attorneys fees, incurred by the Company in investigating or litigating such dissenters' rights; provided, however, that as a condition to the recovery of attorneys fees and expenses, Buyer shall provide prompt notice to the Sellers of any exercise of dissenters' rights and will permit Shareholders a reasonable opportunity to select and direct counsel for the Company in respect of the investigation and litigation of such rights.

             12.9 CLOSING DATE BALANCE SHEET. Sellers and the Company shall deliver to Buyer the balance sheet of the Company on a consolidated basis dated as of the Closing Date, certified by the Company's Chief Financial Officer to be his or her best good faith estimate thereof within thirty (30) days following the Closing Date.

                            ARTICLE XIII: TERMINATION

             13.1 TERMINATION. This Agreement may be terminated at any time at or prior to the Closing by:

                  (A) Buyer or Newco, if any condition precedent to Buyer's or Newco's obligations hereunder, including without limitation those conditions set forth in Article X hereof, have not been satisfied by the Closing Date or pursuant to Section 14.1 if any portion of the Assets is damaged or destroyed as a result of fire, other casualty or for any reason whatsoever;

                  (B) Sellers, if any condition precedent to the obligations of any Seller or the Company hereunder, including without limitation those conditions set forth in Article XI hereof, have not been satisfied by the Closing Date; or

                  (C) the  mutual  consent  of Buyer,  Newco and  Sellers.

             13.2 EFFECT OF TERMINATION. If a party terminates this Agreement because one of its conditions precedent has not been fulfilled, or if this Agreement is terminated by mutual consent, or if it is terminated pursuant to
Section 14.1, this Agreement shall become null and void without any liability of any party to the other; provided, however, that if such termination is by reason of the breach by any party of any of its representations, warranties or obligations under this Agreement, the other party shall be entitled to be indemnified for any Losses incurred by it by reason thereof in accordance with
Article XII hereof (and for such purposes such Article XII shall survive the termination of this Agreement). Further, nothing in this Section 13.2 shall affect Buyer's right to specific performance of the obligations of the Company and Sellers at Closing hereunder.

                       ARTICLE XIV: CASUALTY, RISK OF LOSS

             14.1 CASUALTY, RISK OF LOSS. The Company and Sellers shall bear the risk of all loss or damage to any of the Assets from all causes which occur prior to the Closing. If at any time prior to the Closing any portion of the Assets is damaged or destroyed as a result of fire, other casualty or for any reason whatsoever, the Company and Sellers shall immediately give notice thereof to Buyer. Buyer shall have the right, in its sole and absolute discretion, within ten (10) days of receipt of such notice, to (1) elect not to proceed with the Closing and terminate this Agreement, or (2) proceed to Closing and consummate the transactions contemplated hereby and receive any and all insurance proceeds received or receivable by any Seller or the Company on account of any such casualty. Nothing contained in this Section 14.1 shall limit or adversely affect the right of Buyer to receive indemnification for any Losses incurred by either of them by reason of any breach by any Seller or the Company of any representation, warranty or obligation under this Agreement in accordance with Section 12.2 hereof (and for such purposes such Section 12.2 shall survive the termination of this Agreement).

                            ARTICLE XV: MISCELLANEOUS

             15.1 COSTS AND EXPENSES. Except as expressly otherwise provided in this Agreement, Buyer, Newco and Sellers shall bear their own costs and expenses in connection with this Agreement and the transactions contemplated hereby; provided, however, that no such pre- Closing costs and expenses of the Company and its subsidiaries shall be paid by the Buyer or Newco.



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



             15.2 PERFORMANCE. In the event of a breach by any party of its obligations hereunder, the other party shall have the right, in addition to any other remedies which may be available, to obtain specific performance of the terms of this Agreement, and the breaching party hereby waives the defense that there may be an adequate remedy at law. Should any party default in its performance, or other remedy, the prevailing party shall be entitled to its reasonable attorneys' fees.

             15.3 BENEFIT AND ASSIGNMENT. This Agreement binds and inures to the benefit of each party hereto and its successors, heirs, and proper assigns. Buyer and Newco may not assign their interests under this Agreement to any other person or entity without the prior written consent of Sellers; provided, however, that Buyer and Newco may assign their rights, duties and obligations hereunder to one or more subsidiaries or affiliates of Buyer; and further provided that in the instance of such assignment Buyer shall guaranty the performance of its assignee hereunder.

             15.4 EFFECT AND CONSTRUCTION OF THIS AGREEMENT. This Agreement and the Exhibits and Schedules hereto embody the entire agreement and understanding of the parties and supersede any and all prior agreements, arrangements and understandings relating to matters provided for herein. The captions used herein are for convenience only and shall not control or affect the meaning or construction of the provisions of this Agreement. This Agreement may be executed in one or more counterparts, and all such counterparts shall constitute one and the same instrument.

             15.5 COOPERATION - FURTHER ASSISTANCE. From time to time, as and when reasonably requested by any party hereto after the Closing, the other parties will (at the expense of the requesting party) execute and deliver, or cause to be executed and delivered, all such documents, instruments and consents and will use reasonable efforts to take all such action as may be reasonably requested or necessary to carry out the intent and purposes of this Agreement, and to vest in Buyer good title to, possession of and control of all of the Assets.

             15.6 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed to be properly given or made when personally delivered to the party or parties entitled to receive the notice or within five
(5) days when sent by certified or registered mail, postage prepaid, or on the next business day if sent for next day delivery by a nationally recognized overnight courier, in either case, properly addressed to the party or parties entitled to receive such notice at the address stated below:

If to the Company:                Mr. Peter Hanson
                                  Mr. Sol Lewin
                                  American Mobile Health Systems, Inc.
                                  2215 East North Avenue
                                  Milwaukee, WI 53202

If to the Sellers:                Mr. Peter Hanson
                                  1308 E. Wabash Avenue
                                  Waukesha, WI 53186

                                  Mr. Sol Lewin
                                  10704 N. Beechwood Drive
                                  Mequon, WI 53092

with a copy to:                   Daniel J. Brink, Esq.
                                  Reinhart Boerner Van Deuren
                                  Norris & Rieselbach
                                  1000 North Water Street
                                  Suite 2100
                                  Milwaukee, WI 53202

If to Newco:                      IHS Acquisition No. 37, Inc.
                                  10065 Red Run Boulevard
                                  Owings Mills, MD 21117
                                  Attn:  Brian K. Davidson
                                         Elizabeth B. Kelly
                                  cc:    Marshall A. Elkins, General Counsel

If to the Buyer:                  Integrated Health Services, Inc.
                                  10065 Red Run Boulevard
                                  Owings Mills, MD 21117
                                  Attn:  Brian K. Davidson
                                         Elizabeth B. Kelly
                                  cc:    Marshall A. Elkins, General Counsel

with a copy to:                   Michael S. Blass, Esq.
                                  Blass & Driggs, Esqs.
                                  461 Fifth Avenue, 19th Floor
                                  New York, NY 10017

             15.7 WAIVER, DISCHARGE, ETC. This Agreement shall not be released, discharged, abandoned, changed or modified in any manner, except by an instrument in writing executed by or on behalf of each of the parties hereto by their duly authorized officer or representative. The failure of any party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

             15.8 RIGHTS OF PERSONS NOT PARTIES. Nothing contained in this Agreement shall be deemed to create rights in persons not parties hereto, other than the successors and proper assigns of the parties hereto.

             15.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, disregarding any rules relating to the choice or conflict of laws.

             15.10 AMENDMENTS, SUPPLEMENTS, ETC. At any time before or after the execution and delivery of this Agreement by the parties hereto, this Agreement may be amended or supplemented by additional agreements, articles or certificates, as may be mutually determined by the parties to be necessary, appropriate or desirable to further the purposes of this Agreement, to clarify the intention of the parties, or to add to or to modify the covenants, terms or conditions hereof or thereof. The parties hereto shall make such technical changes to this Agreement, not inconsistent with the purposes hereof, as may be required to effect or facilitate any governmental approval or acceptance of this Agreement or to effect or facilitate any filing or recording required for the consummation of any portion of the transactions contemplated hereby. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

             15.11 SEVERABILITY. Any provision, or distinguishable portion of any provision, of this Agreement which is determined in any judicial or administrative proceeding to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. It is the intention of the parties that if any provision of Section 12.6 shall be determined to be overly broad in any respect, then it should be enforceable to the maximum extent permissible under the law. To the extent permitted by applicable law, the parties waive any provision of law which renders a provision hereof prohibited or unenforceable in any respect.

             15.12 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which shall together constitute one and the same instrument.

             15.13 ARBITRATION. Any dispute or controversy between any of the parties hereto pertaining to the performance or interpretation of this Agreement shall be settled by binding arbitration pursuant to the rules of the American Arbitration Association. The cost of such proceeding shall be shared equally by all parties thereto, and each such party shall bear its own costs incurred as a result of its participation in any such arbitration.

             15.14 PUBLIC ANNOUNCEMENTS. Following the execution of this Agreement, any general public announcements or similar media publicity with respect to this Agreement or the transactions contemplated herein shall be at such time and in such manner as Buyer shall determine; provided that nothing herein shall prevent either party, upon as much prior notice as shall be possible under the circumstances to the other, from making such written announcements as such party's counsel may consider advisable in order to satisfy the party's legal and contractual obligations in such regard.

             IN WITNESS WHEREOF, each of the parties hereto and in the capacity indicated below has executed this Agreement as of the day and year first above written.

                                            COMPANY:

WITNESS:                                    AMERICAN MOBILE HEALTH
                                            SYSTEMS, INC.

By: /s/ MICHAEL E. DELL                     By: /s/ PETER S. HANSON
   -------------------------                   --------------------------------
                                            Its: President


WITNESS:                                    SELLERS:

By: /s/ MICHAEL E. DELL                      /s/ PETER S. HANSON
   -------------------------                -----------------------------------
                                            Peter Hanson

WITNESS:

By:/s/ MICHAEL E. DELL                      /s/ SOL LEWIN
   -------------------------                -----------------------------------
                                            Sol Lewin

                                            BUYER:
                                            INTEGRATED HEALTH SERVICES, INC.


                                            By:
                                               --------------------------------
                                            Executive Vice President
                                            Corporate Development

                                            NEWCO:
                                            IHS ACQUISITION NO. 37, INC.


                                            By:
                                               --------------------------------
                                            Executive Vice President

             IN WITNESS WHEREOF, each of the parties hereto and in the capacity indicated below has executed this Agreement as of the day and year first above written.

                                            COMPANY:

WITNESS:                                    AMERICAN MOBILE HEALTH
                                            SYSTEMS, INC.

By:                                         By:
   -------------------------                   --------------------------------
                                            Its: President


WITNESS:                                    SELLERS:

By:
   -------------------------                -----------------------------------
                                            Peter Hanson

WITNESS:

By:
   -------------------------                -----------------------------------
                                            Sol Lewin

                                            BUYER:
                                            INTEGRATED HEALTH SERVICES, INC.


                                            By:   [SIG]
                                               --------------------------------
                                            Executive Vice President
                                            Corporate Development

                                            NEWCO:
                                            IHS ACQUISITION NO. 37, INC.


                                            By:   [SIG]
                                               --------------------------------
                                            Executive Vice President